                                                                    EXHIBIT 99.1


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------------------X
IN RE:                                         :     Chapter 11
                                               :
NUTRITIONAL SOURCING CORPORATION               :     Case No. 02-12550 (PJW)
                                               :
                                   DEBTOR.     :
-----------------------------------------------X

                      DISCLOSURE STATEMENT WITH RESPECT TO
           PLAN OF REORGANIZATION OF NUTRITIONAL SOURCING CORPORATION

                                 Michael B. Solow
                                 Harold D. Israel
                                 Kaye Scholer LLC
                                 Three First National Plaza
                                 70 West Madison Street
                                 Suite 4100
                                 Chicago, Illinois  60602

                                          and

                                 Richard W. Riley
                                 William K. Harrington
                                 Duane Morris LLP
                                 1100 North Mark Street
                                 Suite 1200
                                 Wilmington, DE  19801

                                 Attorneys for Nutritional Sourcing Corporation


Dated:   Wilmington, Delaware
         January 31, 2003




--------------------------------------------------------------------------------

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT UNDERSS. 1125(B) OF THE BANKRUPTCY CODE FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN OF REORGANIZATION DESCRIBED HEREIN. THE FILING AND DISTRIBUTION OF THIS DISCLOSURE STATEMENT IS NOT INTENDED, AND SHOULD NOT BE CONSTRUED, AS A SOLICITATION OF ACCEPTANCES OF SUCH PLAN. THE INFORMATION CONTAINED HEREIN SHOULD NOT BE RELIED UPON FOR ANY PURPOSE BEFORE A DETERMINATION BY THE BANKRUPTCY COURT THAT THIS DISCLOSURE STATEMENT CONTAINS "ADEQUATE INFORMATION" WITHIN THE MEANING OFSS. 1125(A) OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------


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                                EXECUTIVE SUMMARY

         On September 4, 2002 (the "Petition Date"), three unsecured creditors of Nutritional Sourcing Corporation ("NSC" or the "Debtor") filed an involuntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On September 27, 2002, the Bankruptcy Court entered an order granting the Debtor's consent to the entry of relief and converted the involuntary petition against it to a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

         On January 31, 2003, the Debtor filed with the Bankruptcy Court the Reorganization Plan (as the same may be amended, the "Plan") of Nutritional Sourcing Corporation, which sets forth the manner in which Claims against and Interests in the Debtor will be treated following the Debtor's emergence from Chapter 11. This Disclosure Statement describes certain aspects of the Plan, the Debtor's operations, significant events occurring in its Chapter 11 Case, and related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Plan and certain matters related to the Debtor's business. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS THERETO IN THEIR ENTIRETY. Capitalized terms used in this Executive Summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Plan.

         THE BOARD OF DIRECTORS OF THE DEBTOR HAS APPROVED THE PLAN AND RECOMMENDS THAT THE HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN. THE DEBTOR HAS NEGOTIATED THE TERMS OF THE PLAN WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS (THE "COMMITTEE"), WHO ALSO STRONGLY URGE THAT ALL HOLDERS OF CLAIMS VOTE TO ACCEPT THE PLAN.

A.       SUMMARY OF THE PLAN

         Under the Plan, Claims against and Interests in the Debtor are divided into Classes. Certain unclassified Claims, including, Administrative Claims and Priority Tax Claims will receive payment in Cash either on the Consummation Date, as such Claims are liquidated, or in installments over time, as permitted by the Bankruptcy Code, or as agreed with the holders of such Claims. All other Claims and all Interests are classified into five (5) Classes and will receive the distributions and recoveries described in the table below. The Debtor and the Committee have documented their negotiations with respect to the Plan in that certain Summary of Terms of Proposed Restructuring dated January 17, 2003 (the "Term Sheet"), a copy of which is attached hereto as Appendix C to this Disclosure Statement. As set forth in the Term Sheet, the Plan contains two possible results for the Debtor's creditors. The anticipated result is that the Debtor's equity holder will retain its interest in the Debtor in exchange for a cash contribution. The Debtor's creditors will receive a combination of cash and notes in exchange for their existing claims. This result is referred to in the Plan as the "Primary Plan" and is predicated on the Debtor achieving certain Benchmarks (as defined herein). If the Debtor fails to achieve any of these Benchmarks, and the Committee issues the Direction Letter, an Alternative Plan will be confirmed in which the Debtor's creditors will receive notes and 100% of the equity in the Debtor and the Debtor's equity interest holder will receive nothing on account of its Interests. A vote on the Plan is a vote on both the Primary Plan and the Alternative Plan.

         The table below summarizes the classification and treatment of the principal prepetition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail under the Section of the Disclosure Statement entitled "Summary of the Plan--Certain Matters Regarding Classification and Treatment of Claims and Interests." Estimated Claim amounts are based upon the Debtor's books and records as of September 4, 2002. There can be no assurance that the estimated amounts below are correct, and actual Claim amounts may be different from the estimates. This summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which attached as Appendix A to this Disclosure Statement.

         ALTHOUGH THE DEBTOR BELIEVES THAT THE ESTIMATED PERCENTAGE RECOVERIES ARE REASONABLE AND WITHIN THE RANGE OF ASSUMED RECOVERY USED IN NEGOTIATIONS OF THE PLAN, THERE IS NO ASSURANCE THAT THE ACTUAL AMOUNTS OF ALLOWED CLAIMS IN EACH CLASS WILL NOT EXCEED THE ESTIMATED AGGREGATE AMOUNTS SHOWN IN THE TABLE BELOW. The actual recoveries under the Plan by the Debtor's creditors will be dependent upon a variety of factors including, but not limited to, whether, and in what amount, contingent claims against the Debtor become non-contingent and fixed and whether, and to what extent, Disputed Claims are resolved in favor of the Debtor rather than the claimants. Accordingly, no representation can be or is being made with respect to whether each Estimated Percentage Recovery shown in the table below will be realized by the holder of an Allowed Claim in any particular Class.

               SUMMARY OF ANTICIPATED DISTRIBUTIONS UNDER THE PLAN

CLASS DESCRIPTION                         TREATMENT UNDER THE PLAN
-----------------                         ------------------------

CLASS 1:  LENDER SECURED CLAIMS           o   UNIMPAIRED

Estimated Allowed Amount:                 o   Each holder of an Allowed Class 1
                                              Lender Secured Claim will receive
$30.0 million PLUS accrued interest           (a) cash equal to the unpaid
                                              portion of such Allowed Class 1
                                              Lender Secured Claim, including
                                              accrued but unpaid interest at the
                                              contract rate through the date of
                                              payment, or (b) such other
                                              treatment as to which the Debtor
                                              and such holder shall have agreed
                                              upon in writing.

                                          o   Estimated Recovery: 100%

CLASS 2:  SENIOR NOTE CLAIMS              o   IMPAIRED

Estimated Allowed Amount:                 o   The Debtor or Reorganized Debtor,
                                              as the case may be, will
$187.3 million                                distribute to the Indenture
                                              Trustee, for the ratable benefit
                                              of the holders of Allowed Class 2


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

CLASS DESCRIPTION                         TREATMENT UNDER THE PLAN
-----------------                         ------------------------

                                              Senior Note Claims, either (A) the
                                              Primary Plan Consideration or (B)
                                              if the Direction Letter has been
                                              issued, the Alternative Plan
                                              Consideration. The Indenture
                                              Trustee will, in turn, and in
                                              accordance with the terms of the
                                              Senior Note Indenture, promptly
                                              distribute to each holder of an
                                              Allowed Class 2 Senior Note Claim
                                              such holder's Pro Rata share of
                                              the Primary Plan Consideration or
                                              the Alternative Plan
                                              Consideration, as the case may be.

                                          o   Debtor's Estimate of Recovery:
                                              Approximately 79.3%(1) under the
                                              Primary Plan and approximately
                                              66.7 - 74.4% of the amount of the
                                              Class 2 Claims based upon the face
                                              amount of the notes to be issued
                                              under the Alternative Plan,
                                              provided that none of the events
                                              set forth in Section A of Article
                                              VII - "Certain Factors to be
                                              Considered" of this Disclosure
                                              Statement occur.

                                          o   Committee's Estimate of Recovery
                                              under the Alternative Plan:
                                              Approximately 72.0 - 78.0 % of the
                                              amount of the Class 2 Claims,
                                              provided that none of the events
                                              set forth in Section A of Article
                                              VII - "Certain Factors to be
                                              Considered" of this Disclosure
                                              Statement occur.(2)

CLASS 3:  (INTERCOMPANY CLAIMS)           o   UNIMPAIRED




------------------------
(1) To consummate the Primary Plan, the Debtor is required to make a $1.5 million contribution per month into a segregated deposit account. The earlier the Plan is confirmed, the fewer payments the Debtor will be required to make. The estimate of recovery under the Primary Plan assumes that the Plan will be consummated on or before May 17, 2003.

(2) The estimates provided concerning the Committee's Estimate of Recovery under the Alternative Plan were provided to the Debtor by the Committee and the Debtor makes no representations or warranties regarding this statement as such statement was made solely by the Committee.

CLASS DESCRIPTION                         TREATMENT UNDER THE PLAN
-----------------                         ------------------------

Estimated Allowed Amount:                 o   Each holder of an Allowed Class 3
                                              Intercompany Claim shall have its
$11.575 million plus accrued interest         Claim Reinstated.

                                          o   Estimated Percentage of Recovery:
                                              100%

CLASS 4:  (INSIDER CLAIMS)                o   IMPAIRED

Estimated Allowed Amount:                 o   Each holder of an Allowed Class 4
                                              Insider Claim shall not receive a
$0                                            distribution on account of such
                                              Insider Claim. Each holder of an
                                              Allowed Class 4 Insider Claim is
                                              deemed to reject the Plan.


CLASS 5:  EQUITY SECURITIES INTERESTS     o   UNIMPAIRED / IMPAIRED

                                          o   Under the Primary Plan, each
                                              holder of an Allowed Class 5
                                              Equity Securities Interest will
                                              retain such Equity Securities
                                              Interest in exchange for the
                                              Equity Contribution. Under the
                                              Primary Plan, each holder of an
                                              Allowed Class 5 Equity Securities
                                              Interest is deemed to accept the
                                              Plan.

                                          o   Under the Alternative Plan, each
                                              holder of an Allowed Class 5
                                              Equity Securities Interest will
                                              not receive a distribution on
                                              account of such Equity Securities
                                              Interest. Under the Alternative
                                              Plan, each holder of an Allowed
                                              Class 5 Equity Securities Interest
                                              is deemed to reject the Plan.

                                          o   Estimated Recovery: 100% in the
                                              case of the Primary Plan, or 0% in
                                              the case of the Alternative Plan.

         After careful review of the estimated recoveries in a liquidation scenario, the Debtor has concluded that the recovery to creditors will be maximized by the Debtor's continued operation as a going concern. The Debtor believes that its assets have significant value that would not be realized in the liquidation of the Debtor, either in whole or in substantial part. According to the liquidation analysis prepared by the Debtor and reviewed by its financial advisors, the Debtor is worth considerably more to its Creditors and Interest holders in general as a going concern as opposed to a liquidation of its assets or business units.

B.       SUMMARY OF POST-CONFIRMATION OPERATIONS

         Attached as Appendix F to this Disclosure Statement are financial statements which project the financial performance of the Reorganized Debtor through November 3, 2007 (the "Projections"). These Projections are based on the current business plan for the Reorganized Debtor and its Operating Subsidiaries. The ongoing post-Confirmation obligations of the Reorganized Debtor will be financed through the use of operating cash paid to the Debtor by its Operating Subsidiaries and the proceeds of the New Loan Facility.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. UPON APPROVAL OF THIS DISCLOSURE STATEMENT THIS SECTION WILL READ AS FOLLOWS.

                                   DISCLAIMER

[THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE (THE "BANKRUPTCY COURT"), TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ACCEPTING THE DEBTOR'S REORGANIZATION PLAN, DATED JANUARY 31, 2003, AS MAY BE AMENDED (THE "PLAN"). NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTOR, ITS BUSINESS OPERATIONS OR THE VALUE OF ITS ASSETS, EXCEPT AS SPECIFICALLY SET FORTH IN THIS DISCLOSURE STATEMENT.

THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE (THE "BANKRUPTCY CODE") TO PERMIT AFFECTED CREDITORS TO MAKE AN INFORMED JUDGMENT IN EXERCISING THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN. THE BANKRUPTCY COURT, HOWEVER, HAS NOT CONDUCTED AN INDEPENDENT REVIEW OR INVESTIGATION OF THE FACTUAL AND FINANCIAL MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT NOR HAS IT APPROVED OR RULED UPON THE MERITS OF THE PLAN.]

ALL CREDITORS AND INTEREST HOLDERS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY (INCLUDING ALL EXHIBITS) BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARY IN ACCORDANCE WITH ANY FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW, THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR WITH "ADEQUATE INFORMATION" (AS DEFINED IN THE BANKRUPTCY CODE) SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"),

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NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED
HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF ANY OF THE OTHER DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EXPECTED EVENTS IN THE DEBTOR'S CHAPTER 11 CASE, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTOR BELIEVES THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF THE DEBTOR OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY WARRANTY OR REPRESENTATION REGARDING SUCH DESCRIPTIONS, AND NEITHER WARRANTS OR REPRESENTS THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION.

NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE INFORMATION REGARDING THE HISTORY, BUSINESS AND OPERATIONS OF THE DEBTOR AND THE HISTORICAL FINANCIAL INFORMATION REGARDING THE DEBTOR IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN BUT, AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF ALLOWED CLAIMS OR ALLOWED INTERESTS, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTOR. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ALL INFORMATION CONTAINED HEREIN HAS BEEN PROVIDED BY THE DEBTOR.


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                                TABLE OF CONTENTS

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
I. INTRODUCTION...................................................................................................1
         A.       DEFINITIONS.....................................................................................1
         B.       NOTICE TO HOLDERS OF CLAIMS.....................................................................1
         C.       SOLICITATION PACKAGE............................................................................2
         D.       HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE................................................3
         E.       VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE.................................................3
         F.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION................................4

II. GENERAL INFORMATION...........................................................................................6
         A.       OVERVIEW OF THE PLAN............................................................................6
         B.       DESCRIPTION OF THE DEBTOR'S BUSINESS............................................................6
                  1.       OPERATIONS.............................................................................6
                  2.       LEGAL PROCEEDINGS......................................................................7
         C.       SIGNIFICANT PREPETITION INDEBTEDNESS............................................................7
                  1.       THE REVOLVING CREDIT FACILITY..........................................................7
                  2.       THE 9.5% SENIOR NOTES..................................................................7
         D.       EVENTS LEADING TO THE CHAPTER 11 FILING.........................................................8
         E.       EFFECTS OF THE PLAN.............................................................................8

III. CORPORATE STRUCTURE AND MANAGEMENT OF THE DEBTOR.............................................................9
         A.       DIRECTORS AND OFFICERS OF THE DEBTOR............................................................9
         B.       DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTOR................................................9

IV. EVENTS DURING THE CHAPTER 11 CASE............................................................................10
         A.       COMMENCEMENT OF THE CHAPTER 11 CASE............................................................10
         B.       OTHER MATERIAL RELIEF OBTAINED DURING THE CHAPTER 11 CASE......................................10
                  1.       RETENTION OF DEBTOR'S PROFESSIONALS...................................................10
                  2.       APPROVAL OF SUCCESSOR CREDIT DOCUMENTS................................................10
                  3.       EXTENSION OF EXCLUSIVE PERIODS........................................................11
         C.       COMMITTEE......................................................................................13
         D.       SUMMARY OF CLAIMS PROCESS AND BAR DATE.........................................................13
                  1.       SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS.........................................13
                  2.       CLAIMS BAR DATE AND PROOFS OF CLAIM...................................................13
         E.       ANTICIPATED TIMETABLE FOR THE CHAPTER 11 CASE..................................................13
         F.       SUCCESS FEES...................................................................................14

V. SUMMARY OF THE PLAN...........................................................................................14
         A.       INTRODUCTION...................................................................................14
         B.       CERTAIN MATTERS REGARDING CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.................15
                  1.       UNCLASSIFIED CLAIMS...................................................................17
                  2.       UNIMPAIRED CLASSES OF CLAIMS..........................................................17
                  3.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS..............................................18

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
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

         C.       SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS..................................................19
         D.       SUMMARY OF OTHER PROVISIONS OF THE PLAN........................................................19
                  1.       CONTINUED CORPORATE EXISTENCE.........................................................19
                  2.       CANCELLATION OF SENIOR NOTES AND SENIOR NOTES INDENTURE...............................19
                  3.       REVESTING OF ASSETS...................................................................20
                  4.       PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS.....................20
                  5.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS..........................................20
                  6.       EXEMPTION FROM CERTAIN TRANSFER TAXES.................................................21
                  7.       DISTRIBUTIONS UNDER THE PLAN..........................................................21
                  8.       RESOLUTION AND TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS.............24
                  9.       MODIFICATIONS AND AMENDMENTS..........................................................25
                  10.      RETENTION OF JURISDICTION.............................................................25
                  11.      COMPROMISES AND SETTLEMENTS...........................................................26
                  12.      BAR DATES FOR CERTAIN CLAIMS..........................................................26
                  13.      MISCELLANEOUS PROVISIONS..............................................................26

VI. CONFIRMATION OF THE PLAN.....................................................................................29
         A.       VOTING REQUIREMENTS............................................................................30
         B.       BEST INTERESTS TEST............................................................................30
         C.       CHAPTER 7 LIQUIDATION ANALYSIS.................................................................31
         D.       FEASIBILITY....................................................................................32
         E.       VALUATION OF THE REORGANIZED DEBTOR............................................................33
         F.       CONDITIONS TO CONFIRMATION AND CONSUMMATION....................................................34
                  1.       CONDITIONS TO CONFIRMATION............................................................34
                  2.       CONDITIONS TO CONSUMMATION............................................................35
                  3.       WAIVER OF CONDITIONS..................................................................37
         G.       EFFECTS OF CONFIRMATION........................................................................37
                  1.       BINDING EFFECT........................................................................37
                  2.       DISCHARGE OF THE DEBTOR...............................................................37
                  3.       PERMANENT INJUNCTION..................................................................38
                  4.       RELEASES..............................................................................38

VII. CERTAIN FACTORS TO BE CONSIDERED............................................................................38
         A.       MAINTENANCE OF OPERATIONS......................................................................39
         B.       CERTAIN BANKRUPTCY CONSIDERATIONS..............................................................39
                  1.       FAILURE TO CONFIRM THE PLAN...........................................................39
                  2.       FAILURE TO CONSUMMATE THE PLAN........................................................39
         C.       CERTAIN TAX CONSIDERATIONS.....................................................................39
         D.       INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS..................................................40
         E.       DIVIDENDS......................................................................................40

VIII. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN........................................................40
         A.       DESCRIPTION OF NEW SENIOR NOTES................................................................41
         B.       DESCRIPTION OF ALTERNATIVE PLAN NOTES..........................................................41
         C.       RESALE OF NEW SECURITIES OF THE REORGANIZED DEBTOR.............................................42
                  1.       REGISTRATION OF SECURITIES............................................................42

                                       ii

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
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
                  2.       LACK OF ESTABLISHED MARKET FOR NEW SENIOR NOTES AND ALTERNATIVE PLAN NOTES............43

IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..........................................................44
         A.       FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTOR..................................................45
                  1.       CANCELLATION OF INDEBTEDNESS INCOME...................................................45
                  2.       AMOUNT AND UTILIZATION OF NET OPERATING LOSS CARRYFORWARDS AND BUILT-IN LOSSES........46
                  3.       DEDUCTIONS OF ORIGINAL ISSUE DISCOUNT BY THE REORGANIZED DEBTOR.......................46
                  4.       TAX CLASSIFICATION OF THE NEW SENIOR NOTES AND ALTERNATIVE PLAN NOTES.................47
         B.       FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS...................................47
                  1.       CLASS 2 CLAIMS:  SENIOR NOTE CLAIMS...................................................47

X. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.....................................................51
         A.       OTHER POTENTIAL PLAN(S)........................................................................51
         B.       LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11......................................................52

XI. VOTING REQUIREMENTS..........................................................................................53
         A.       SPECIAL NOTE FOR HOLDERS OF SECURITIES.........................................................53
                  1.       BENEFICIAL OWNERS OF SECURITIES.......................................................54
                  2.       BANKS, BROKERAGES, AND OTHER NOMINEES.................................................54
         B.       FIDUCIARIES AND OTHER REPRESENTATIVES..........................................................55
         C.       PARTIES IN INTEREST ENTITLED TO VOTE...........................................................55
         D.       CLASS IMPAIRED UNDER THE PLAN..................................................................56
         E.       INTERNET ACCESS TO BANKRUPTCY COURT DOCUMENTS..................................................56

XII. CONCLUSION AND RECOMMENDATION...............................................................................57


                                   APPENDICES



Appendix A       Plan of Reorganization

Appendix B       Disclosure Statement Order

Appendix C       Term Sheet

Appendix D       Form 10-K for the Fiscal Year Ended November 3, 2001

Appendix E       Form 10-Q for the Fiscal Quarter Ended August 10, 2002

Appendix F       Projections

Appendix G       Liquidation Analysis

Appendix H       Proposal Letter

                                I. INTRODUCTION

         Nutritional Sourcing Corporation ("NSC" or the "Debtor") hereby transmits this disclosure statement (as the same be amended, the "Disclosure Statement") to holders of Claims against and Interests in the Debtor, pursuant to Section 1125 of title 11, United States Code (the "Bankruptcy Code"), for use in connection with (i) the solicitation of acceptances of its reorganization plan (as the same be amended, the "Plan"), filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on January 31, 2003. A copy of the Plan is annexed to this Disclosure Statement as Appendix A.

         This Disclosure Statement sets forth certain information regarding the Debtor's prepetition history, the nature of the Chapter 11 Case, and the anticipated reorganization and operations of the Reorganized Debtor. This Disclosure Statement also describes the Primary Plan, the Alternative Plan, including certain other alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with New Securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims in Impaired Classes must follow for their votes to be counted. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR, PLEASE SEE THE SECTIONS OF THIS DISCLOSURE STATEMENT ENTITLED "SUMMARY OF THE PLAN" AND "CERTAIN FACTORS TO BE CONSIDERED."

A. DEFINITIONS

         Unless otherwise defined, capitalized terms used in this Disclosure Statement shall have the meanings ascribed to them in the Plan.

B. NOTICE TO HOLDERS OF CLAIMS

         This Disclosure Statement is being transmitted to certain holders of Claims against the Debtor. The purpose of this Disclosure Statement is to provide adequate information to enable you, as the holder of a Claim against the Debtor, to make a reasonably informed decision with respect to the Plan prior to exercising your right to vote to accept or reject the Plan.

         On March __, 2003, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Claims against the Debtor to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

         WHEN AND IF CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, ALL HOLDERS OF CLAIMS AGAINST THE DEBTOR ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan and considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Case.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtor other than the information contained herein.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS.

         Except with respect to the projections set forth in Appendix F to this Disclosure Statement (the "Projections"), and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. Neither the Debtor nor the Reorganized Debtor intend to update the Projections. Accordingly, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtor does not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. The delivery of this Disclosure Statement shall not under any circumstances imply that the information herein is correct or complete as of any time subsequent to the date hereof.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT.

C. SOLICITATION PACKAGE

         Accompanying this Disclosure Statement are copies of (i) the Plan, (ii) the notice of, among other things, (a) the time for submitting the ballot forms distributed with this Disclosure Statement to holders of Impaired Claims entitled to vote under Article II of the Plan in connection with the solicitation of acceptances of the Plan (the "Ballots") to accept or reject the Plan, (b) the date, time and place of the hearing to consider the confirmation of the Plan and related matters, and (c) the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"), (iii) the order of the Bankruptcy Court, dated March __, 2003 (the "Disclosure Statement Order," a copy of which is attached as Appendix B to this Disclosure Statement), which, among other things, approves the Disclosure Statement and establishes certain procedures with respect to the solicitation and tabulation of votes to accept or to reject the Plan; and, (iii) the Ballot (and return envelopes) that you may use in voting to accept or to reject the Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the Voting Agent at the address or telephone number set forth below.

D. HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are in a class that will receive a distribution under the plan are entitled to vote to accept or reject a proposed Chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a Chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or interests which receive no distribution on account of their claims or interests are deemed to have rejected the plan and are not entitled to vote to accept or reject the Plan.

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan.

E. VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE

         After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. A vote on the Plan is a vote on both the Primary Plan and the Alternative Plan. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided. HOLDERS OF SENIOR NOTES SHOULD REFER TO "VOTING REQUIREMENTS - SPECIAL NOTE FOR HOLDERS OF SECURITIES" FOR FURTHER INFORMATION REGARDING VOTING PROCEDURES.

         Each Ballot has been coded to reflect the Class of Claims or Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

         FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN APRIL __, 2003, AT 5:00 P.M. (EASTERN TIME) (UNLESS OTHERWISE EXTENDED BY THE DEBTOR, THE "VOTING DEADLINE") BY INNISFREE M&A INCORPORATED (THE "VOTING AGENT"). ANY BALLOT RECEIVED BY THE VOTING AGENT THAT

DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

               DO NOT RETURN STOCK CERTIFICATES, DEBT INSTRUMENTS,
                  OR ANY OTHER DOCUMENTATION WITH YOUR BALLOT.

         If you have any questions about the procedure for voting your Claim or Interest or with respect to the packet of materials that you have received, please contact the Voting Agent:

                  InnisFree M&A Incorporated
                  501 Madison Avenue
                  20th Floor
                  New York, NY  10022
                  Telephone:  (877) 750-2689

         If you wish to obtain, at your own expense unless otherwise specifically required by Fed. R. Bank. P. 3017(d), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, or you have any questions about the amount of your Claim, please contact the Voting Agent at the address and telephone numbers set forth above.

F. CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

         Pursuant to Section 1128 of the Bankruptcy Code and Fed. R. Bank. P. 3017(c), the Bankruptcy Court has scheduled a hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on April 30, 2003 at 1:30 p.m. Eastern Time, or as soon thereafter as counsel may be heard, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, in the United States District Court, 844 King Street, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before April __, 2003 at 4:00 p.m. Eastern Time by:

         COUNSEL FOR THE DEBTOR:

                  Michael B. Solow
                  Harold D. Israel
                  Kaye Scholer LLC
                  Three First National Plaza
                  70 West Madison Street, Suite 4100
                  Chicago, Illinois  60602

                           and

                  Richard W. Riley
                  William K. Harrington
                  Duane Morris LLP
                  1100 North Market Street, Suite 1200
                  Wilmington, DE  19801

         COUNSEL FOR THE LENDER

                  Ronald L. Rosebaum, Esq.
                  Law Offices of Ronald L. Rosenbaum
                  414 Munoz Rivera Avenue, Suite 7-A
                  Hato Rey, Puerto Rico 00918

                           and

                  Francis A. Monaco, Jr., Esq.
                  Walsh Monzack and Monaco, P.A.,
                  400 Commerce Center
                  Twelfth and Orange Streets
                  P.O. Box 2031
                  Wilmington, Delaware 19899

         COUNSEL FOR THE COMMITTEE:

                  Michael J. Sage
                  Edward O. Sassower
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York 10038

                  William P. Bowden
                  Gregory A. Taylor
                  Ashby & Geddes
                  222 Delaware Avenue
                  P.O. Box 1150
                  Wilmington, Delaware  19899

         UNITED STATES TRUSTEE:

                  The Office of the United States Trustee
                  844 King Street
                  Suite 2313
                  Lockbox 35
                  Wilmington, Delaware  19801
                  Attn:  Mark S. Kenney

         The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

         IN THE DEBTOR'S VIEW, THE TREATMENT OF HOLDERS OF CLAIMS IN THE IMPAIRED CLASSES ELIGIBLE TO VOTE CONTEMPLATES A GREATER POTENTIAL RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN A LIQUIDATION.

         ACCORDINGLY, THE DEBTOR BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS IN SUCH CLASSES, AND RECOMMENDS THAT ALL HOLDERS OF CLAIMS IN THE IMPAIRED CLASSES ENTITLED TO DO SO VOTE TO ACCEPT THE PLAN.

                            II. GENERAL INFORMATION

A. OVERVIEW OF THE PLAN

         The primary purpose of the Plan is to realign the capital structure of the Debtor so as to permit the present business of its Operating Subsidiaries to continue and allow their future operating prospects to materialize. Currently, funds available to the Debtor are insufficient to meet all of its debt service requirements. The restructuring contemplated by the Primary Plan provides for a reduction of the principal amount of certain outstanding indebtedness via (i) a cash payment and (ii) the replacement of the existing Senior Notes evidencing such indebtedness with New Senior Notes. To implement the Primary Plan, however, the Debtor must satisfy certain Benchmarks. If, however, the Debtor fails to meet any of the Benchmarks and the Committee issues the Direction Letter, the holders of the Senior Notes will receive 100% of the equity interests in the Debtor and Alternative Plan Notes (which will be in a higher principal amount and bear interest at a higher rate than the New Senior Notes; the bank debt, however will be less than under the Primary Plan).

B. DESCRIPTION OF THE DEBTOR'S BUSINESS

         1. OPERATIONS

         The Debtor is a Delaware corporation, with its principal executive offices located at 550 Biltmore Way, Suite 900, Coral Gables, Florida 33134.

         The Debtor has no operations of its own, and its only assets are its
(i) equity interests in its subsidiaries and limited liability company and (ii) intercompany notes receivable which are owed to the Debtor by its Operating Subsidiaries and are secured by junior liens in favor of the Debtor on substantially all of its Operating Subsidiaries' real and personal property. The Debtor, through its Operating Subsidiaries, operates one of the leading supermarket chains and the leading video rental store chain (through its franchise rights with Blockbuster, Inc.) in Puerto Rico. Further, the Debtor, through one of its Operating Subsidiaries, owns the leading supermarket and video store operation (through its franchise rights with Blockbuster, Inc.) in the U.S. Virgin Islands.

         The Debtor's retail food division consists of 48 supermarkets (42 in Puerto Rico, operated by the Debtor's Pueblo International LLC ("Pueblo") limited liability company and 6 in the U.S. Virgin Islands, operated by Pueblo's Xtra Super Food Centers, Inc. ("Xtra") subsidiary). Pueblo has a food retailing market share of approximately 21% in Puerto Rico, with many of its locations concentrated in the populous San Juan metropolitan area. The Debtor's franchise video rental division consists of 42 stores (40 in Puerto Rico, operated by the

Debtor's Pueblo Entertainment, Inc. ("PEI") subsidiary and 2 in the U.S. Virgin Islands operated by Xtra). The majority of the video rental stores are located adjacent to or within a separate section of one of Pueblo's or Xtra's supermarkets.

         FOR FURTHER INFORMATION REGARDING THE DEBTOR'S AND ITS OPERATING SUBSIDIARIES' OPERATIONS AND HISTORICAL FINANCIAL RESULTS, SEE DEBTOR'S FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 3, 2001 AND FORM l0-Q FOR THE QUARTERLY PERIOD ENDED AUGUST 10, 2002, COPIES OF WHICH ARE ANNEXED TO THIS DISCLOSURE STATEMENT AS APPENDICES D AND E, RESPECTIVELY.

         2. LEGAL PROCEEDINGS

         The Debtor is not a party to any litigation that is material to its business.

C. SIGNIFICANT PREPETITION INDEBTEDNESS

         1. THE REVOLVING CREDIT FACILITY

         On April 29, 1997, Pueblo and the Bank of Nova Scotia as lender and administrative agent and Bank of America, N.A. f/k/a Nationsbank, N.A. South as lender and syndication agent (collectively, the "Original Lenders") entered into a secured credit agreement (the "Revolving Credit Facility") that provides for revolving credit loans, with a sub-limit for letters of credit. Total availability under the Revolving Credit Facility was $38 million as of the Petition Date. The Revolving Credit Facility has been amended six times and, as a result of the Debtor's Chapter 11 Case, was in default. The facility is guaranteed by the Debtor, each of the Debtor's direct or indirect affiliates and subsidiaries (collectively with Pueblo and the Debtor, the "Credit Parties"), and is secured by a first priority security interest in substantially all of the subsidiaries' real and personal property (the "Bank Collateral"). The Debtor's guaranty is secured by a pledge of its stock in Pueblo and PEI.

         On or about January 31, 2003, the Credit Parties reached an agreement with Westernbank Puerto Rico (the "Successor Lender") whereby New Lender purchased the position of the Original Lenders in the Revolving Credit Facility. SEE "Events During the Chapter 11 Case - Other Material Relief Obtained During Chapter 11 Case - Approval of Successor Credit Documents" for further information related to the extension of the Revolving Credit Facility.

         As of the Petition Date, Pueblo's outstanding borrowings under the Revolving Credit Facility was $36 million inclusive of letters of credit outstanding, resulting in approximately $2 million of availability under such facility. As of January 31, 2003 the prevailing interest rate under the Existing Bank Facility (as defined below), was 6% and the principal balance was $30 million.

         2. THE 9.5% SENIOR NOTES

         On July 28, 1993, the Debtor issued $180 million in principal amount of Senior Notes due August 1, 2003 , which bear interest at the rate of 9.50% per annum and on April 29, 1997, the Debtor issued $85 million in the principal amount of Senior Notes due August 1, 2003, which bear interest at the rate of 9.5% per annum (collectively, the "Senior Notes"). The Senior Notes are governed by identical indentures (collectively the "Senior Note Indenture") which contain standard provisions for debt instruments of this type, as well as certain restrictions relating to asset dispositions, sale/leaseback transactions, payment of dividends, repurchase of equity interests, incurrence of additional indebtedness and liens, and various other restricted payments. The principal amount of the Senior Notes were reduced in 2000 when the Debtor purchased approximately $87.7 million principal amount of outstanding Senior Notes with approximately $51.5 million of cash it received from its Operating Subsidiaries in partial payment of certain intercompany notes. The Operating Subsidiaries sources of this cash were (i) funds remaining from the proceeds of a sale leaseback transaction in 1999 and (ii) the proceeds of cash borrowings under the Revolving Credit Facility.

D. EVENTS LEADING TO THE CHAPTER 11 FILING

         As described above, the Debtor's basic capital structure includes, in addition to two hundred (200) issued and outstanding shares of Common Stock, (i) the Existing Credit Facility provided by the Lender (under which Pueblo had approximately $36 million in outstanding borrowings as of the Petition Date), and (ii) $177 million in aggregate principal amount of Senior Notes due 2003.

         During the summer of 2002, the Debtor determined that it would be unable to satisfy its debt obligations with respect to the Senior Notes when they became due. The Debtor then commenced negotiations with certain significant holders of Senior Notes in an effort to restructure the company's capital structure and debt obligations. Such negotiations were unsuccessful and resulted in three holders of the Senior Notes filing an involuntary Chapter 11 petition against the Debtor on September 4, 2002.

E. EFFECTS OF THE PLAN

         If consummated, the restructuring would result in the issuance of either (A) the Primary Plan Consideration, consisting of (i) the Total Cash Consideration consisting of $51 million cash plus the Additional Cash Consideration and (ii) the New Senior Notes or (B) if the Direction Letter is issued, the Alternative Plan Consideration consisting of the Alternative Plan Notes and 100% of the Equity Securities Interest, in each case the notes to be distributed under the Plan will (i) be secured by the Subordinated Lien and the Subordinated Stock Pledge and (ii) have a significantly longer maturity then the existing Senior Notes and lessen the Debtor's near-term debt service obligations.

         The Additional Cash Consideration will consist of a series of $1.5 million payments. These payments will be made by an Operating Subsidiary into a segregated bank account (the "Deposit Account") on the fifth business day following the last day of each 4 week accounting period (each, a "Deposit Date") commencing with the accounting period ending on January 25, 2003 and terminating on the date the Plan is consummated; PROVIDED that in the event that the Plan is to be consummated prior to the Deposit Date in any 4 week accounting period, the Debtor shall cause a pro rata deposit with respect to such period to be made into the Deposit Account immediately prior to the date on which the Plan is consummated. In the event that the Operating Subsidiaries, in their business judgment, require the use of the cash in the Deposit Account for an unanticipated expense that is not included in the Budget but is required for the operation of such subsidiaries' business, the Debtor shall: (i) provide the Committee with three (3) Business Days notice prior to using such funds, (ii) replenish the Deposit Account as soon as possible after a Cash Usage Event, but in no event later than the Consummation Date; and (iii) update the Committee as to the status of the Deposit Account upon the earlier of (a) the Committee's reasonable request and (b) the Update Calls.

         Under the Primary Plan, holders of Existing Equity will pay at least $15 million of the Total Cash Consideration and will retain its Interests in the Debtor. To proceed under the Primary Plan, the Debtor must satisfy each of the Benchmarks. If it does not, and the Committee issues the Direction Letter, the Alternative Plan shall be consummated and (i) there will be no cash payment to the Senior Note holders and (ii) the Senior Note holders will hold 100% of the Interests in the Debtor and receive the Alternative Plan Notes. As of the date hereof, in addition to timely filing the Plan and this Disclosure Statement, Successor Lender has, in the Successor Credit Documents, made a commitment to meet the funding needs of the Debtor pursuant to the terms of a proposed letter for a New Loan Facility, a copy of which is attached as Appendix H to this Disclosure Statement.

             III. CORPORATE STRUCTURE AND MANAGEMENT OF THE DEBTOR

A. DIRECTORS AND OFFICERS OF THE DEBTOR

         The following is a list of Debtor's executive officers and directors as of September 4 , 2002:

       NAME                             POSITION(S)
       ----                             -----------
       William T. Keon, III.......      Chairman, President, Chief Executive Officer, and Director
       Daniel J. O'Leary..........      Executive Vice President, Chief Financial Officer
       Fernando J. Bonilla........      Vice President, General Counsel and Secretary
       Steven I. Bandel...........      Director
       Christina Pieretti.........      Director

         For additional information concerning the Debtor's officers and directors, SEE the Debtor's Form 10-K for the fiscal year ended November 3, 2001, a copy of which is attached as Appendix D to this Disclosure Statement.

B. DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTOR

         Under the Primary Plan, the directors and officers of the Debtor before the Consummation Date will serve as the initial directors and officers of the Reorganized Debtor after the Consummation Date. If the Alternative Plan is consummated, the initial directors and officers of the Reorganized Debtor shall be determined by the Committee on or before the Consummation Date. The directors and officers, if any, who continue to serve after the Consummation Date will not be liable to any Person for any Claim that arose prior to the Consummation Date in connection with such directors' or officers' service to, or employment by, the Debtor, whether in their capacity as director, officer or employee. The board of directors of the Reorganized Debtor will have the responsibility for the management, control, and operation of the Reorganized Debtor on and after the Consummation Date.

                     IV. EVENTS DURING THE CHAPTER 11 CASE

A. COMMENCEMENT OF THE CHAPTER 11 CASE

         On the Petition Date, an involuntary petition for reorganization relief under Chapter 11 of the Bankruptcy Code was filed by certain holders of the Senior Notes. On September 27, 2002, the Bankruptcy Court entered an Order approving the Debtor's consent to the involuntary petition, converting the involuntary petition to a voluntary petition. From and after the Petition Date, the Debtor continues to operate its business and manage its properties as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

B. OTHER MATERIAL RELIEF OBTAINED DURING THE CHAPTER 11 CASE

         After consenting to the order for relief, the Debtor has sought or anticipates seeking authority with respect to numerous matters designed to assist in the administration of the Chapter 11 case, to maximize the value of the Debtor's estate and to provide the foundation for the Debtors emergence from Chapter 11. Set forth below is a brief summary of certain of the principal motions the Debtor has filed during the pendency of the Chapter 11 case.

         1. RETENTION OF DEBTOR'S PROFESSIONALS

         During the Chapter 11 case, the Bankruptcy Court has authorized the retention of various professionals by the Debtor, including: (i) the retention of Kaye Scholer LLC as counsel [Docket No. 44]; (ii) the retention of Alvarez & Marsal, Inc. as financial advisor [Docket No. 45]; and (iii) the retention of Duane Morris LLP as co-counsel [Docket No. 57]. The Debtor anticipates retaining Deloitte & Touche LLP as its auditor and accountant and InnisFree M&A Incorporated as the Voting Agent.

         2. APPROVAL OF SUCCESSOR CREDIT DOCUMENTS

         The Revolving Credit Facility was scheduled to mature on February 1, 2003 (the "Maturity Date"). Without an extension of this facility, the Original Lenders would have had the right to enforce their rights and remedies pursuant to the Revolving Credit Facility. Such action would have likely led to the Operating Subsidiaries filing their own Chapter 11 cases, thereby substantially reducing the value of the Debtor's estate. The Credit Parties, however, reached an agreement with the Successor Lender whereby the Maturity Date was extended until September 30, 2003 pursuant to the Existing Bank Facility. On January 17, 2003, the Debtor filed its motion for authority to enter into the Successor Credit Documents (as defined below).

         To extend the Maturity Date, the Successor Lender required, in addition to taking an assignment of the Revolving Credit Facility, that the Debtor be a party to an extension and modification agreement, a guarantee and various other documents required by Successor Lender to perfect its interest in the Bank Collateral (collectively, the "Successor Credit Documents" and together with the

Revolving Credit Facility, the "Existing Bank Facility"). The Successor Credit Documents (i) converted a revolving credit facility into a borrowing base facility, (ii) required a $4.0 million prepayment penalty if the Existing Bank Facility is terminated on or before July 30, 2003 and (iii) a $2.4 million prepayment penalty if the Existing Bank Facility is terminated after July 30, 2003. The fee will not be triggered if Successor Lender is the New Lender pursuant to the New Loan Facility or if the Operating Subsidiaries file their own petitions for relief under Chapter 11 of the Bankruptcy Code and Successor Lender, in its sole discretion, provides post-petition financing to the Operating Subsidiaries.

         Existing Equity has agreed to pay any prepayment penalty on account of a "change of control" owed to Successor Lender in excess of $2.4 million (the "Excess Prepayment Penalty") if the Excess Prepayment Penalty becomes due and owing on account of (A) Existing Equity's decision not to make the Equity Contribution or (B) the Debtor's failure to achieve any Benchmark. Existing Equity shall have no obligation to pay the Excess Prepayment Penalty if (i) with respect to clause B, the Committee does not issue the Direction Letter, (ii) Successor Lender waives its right to receive the Excess Prepayment Penalty or otherwise decides not to enforce the prepayment penalty provision related to a change of control; or (iii) the Debtor's failure to achieve any Benchmark is caused by, or is the result of, (1) an objection filed by any creditor to the Disclosure Statement, the Plan, or any other motion or document related thereto; or (2) the incapacitation or unavailability of the bankruptcy judge, or a natural disaster, terrorist attack or any other act of a similar type or nature that renders it impossible for the Bankruptcy Court to timely rule on the Disclosure Statement or the Plan. Equity's obligation to pay the Excess Prepayment Penalty terminates on July 30, 2003.

         Finally, the Successor Credit Documents enabled Successor Lender to marginally improve the position of the lenders with respect to certain Bank Collateral. In essence, the Successor Lender stepped into the collateral position of the Original Lenders. With respect to certain real estate leased by the Operating Subsidiaries, however, the Original Lenders' only held an indirect lien on such real estate pursuant to an assignment of a mortgage by the Debtor. The mortgage was originally granted to the Debtor by Pueblo to secure payment of certain intercompany notes. The related mortgage notes were in the possession of the Original Lenders as of the Petition Date. Successor Lender required that Pueblo directly pledge the real estate and related mortgage notes to it. As a result, Successor Lender may directly foreclose on the property subject to the mortgages without first seeking the authority of the Bankruptcy Court because its security interest in such property is direct from Pueblo, as opposed to indirect from the Debtor.

         On January 28, 2003, the Bankruptcy Court granted the Debtor's motion to authorize it to enter into the Successor Credit Documents [Docket No. 90].

         3. EXTENSION OF EXCLUSIVE PERIODS

         On January 17, 2003, the Debtor filed a motion (the "Exclusivity Motion") to extend the Debtor's exclusive period to propose a plan of reorganization until June 30, 2003 and to submit acceptances of such plan until August 30, 2003 (the "Exclusivity Proceeds"). The Exclusivity Motion was filed with the consent of the Committee and granted by the Bankruptcy Court on January 28, 2003 [Docket No. 89].

         The Committee's agreement to the extensions of exclusivity set forth above, and to support the Primary Plan, is expressly conditioned on the Debtor satisfying the following benchmarks (the "Benchmarks"):

                  (i) filing the Plan with the Bankruptcy Court on or before January 31, 2003;

                  (ii) filing the Disclosure Statement and related pleadings seeking approval of the Disclosure Statement and approval of solicitation procedures with the Bankruptcy Court on or before January 31, 2003;

                  (iii) obtaining an order approving the Disclosure Statement on or before April 14, 2003;

                  (iv) obtaining confirmation of the Plan on or before May 30, 2003;

                  (v) obtaining a commitment letter for the New Loan Facility on or before July 31, 2003;

                  (vi) replenishing the Deposit Account, if and to the extent such account is ever drawn upon, on or before Consummation Date; and

                  (vii) consummating the Plan on or before September 30, 2003.

         If the Debtor fails to meet one or more of the Benchmarks or fails to comply with any of its material obligations under the Term Sheet, including (A) its obligations with respect to the Deposit Account or (B) Existing Equity obligation to pay the Excess Prepayment Penalty, the Committee shall have the right to direct the Debtor to pursue solicitation, confirmation and consummation of the Alternative Plan. If the Committee so directs the Debtor and the Debtor fails to take whatever reasonable steps the Committee requests in connection therewith, then the Committee shall have the right to file a notice (the "Termination Notice") with the Bankruptcy Court terminating the Exclusivity Period for the purpose of pursuing the Alternative Plan. In such circumstances, the Committee shall be free to pursue solicitation, confirmation and consummation of the Alternative Plan and neither the Debtor nor its Existing Equity shall take any action or file any pleading in opposition to either the Termination Notice or the Alternative Plan, except to challenge whether the event giving rise to the Termination Notice actually occurred.

         The Debtor has also agreed that (A) on or later than the date hereof, it will not enter into, and will not permit any of its Operating Subsidiaries to enter into, any agreement containing change in control or employee severance provisions with any employees or otherwise except as disclosed to the Committee prior to January 17, 2003 or as otherwise consented to by the Committee, which consent shall not be unreasonably withheld or (B) it shall not take any action to increase the amount of the prepayment penalty on account of a change of control that would come due after July 30, 2003 to exceed $2.4 million without obtaining the prior consent of the Committee.

C. COMMITTEE

         Prior to the Petition Date, certain holders of the Senior Note Holders formed an "ad hoc" committee to negotiate the terms of a plan of reorganization and retained Stroock & Stroock & Lavan LLP as its counsel and Jefferies & Company, Inc. ("Jefferies") as its financial advisor. On October 10, 2002, the United States Trustee appointed the following Senior Note holders to serve on the Committee: Bank of New York, as indenture trustee, Credit Suisse First Boston, Barclays Capital Asset Management, Loeb Partners Corporation, and ML CBO IV (Cayman) Ltd. The Committee filed applications to retain its prepetition advisors as its postpetition advisors and the Bankruptcy Court has entered orders approving the employment of Stroock, Stroock & Lavan as Committee counsel [Docket No. 71], Asbey & Geddes P.A. [Docket No. 59] as its co-counsel and Jefferies & Company, Inc. as its financial advisors [Docket No. 60].

D. SUMMARY OF CLAIMS PROCESS AND BAR DATE

         1. SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

         The Debtor filed Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the "Schedules and Statements") with the Bankruptcy Court on October 11, 2002 [Docket Nos. 27 and 28]. On January 17, 2003, the Debtor filed its Amended Schedules and Statements [Docket Nos 76 and 77]. Among other things, the Schedules and Statements set forth the Claims of known creditors against the Debtor as of the Petition Date, based upon the Debtor's books and records.

         2. CLAIMS BAR DATE AND PROOFS OF CLAIM

         On January 23, 2003, the Debtor filed a motion with the Bankruptcy Court to establish the general deadline for filing proofs of claim against the Debtor by those creditors required to do so [Docket No. 85] (the "Bar Date"). The Debtor anticipates that the Bankruptcy Court will establish the Bar Date as April 11, 2003. The Bankruptcy Court's order establishing the Bar Date (the "Bar Date Order") will likely require that the Debtor provide notice of the Bar Date by mailing: (i) a notice of Bar Date; (ii) a proof of claim form; and (iii) a notice of either unliquidated, contingent and/or disputed claim or liquidated, non-contingent and undisputed claim upon the requisite persons or entities. Excluding the Intercompany Claims, the Debtor is unaware of any Claims against it except the claims of the Successor Lender and the holders of the Senior Notes.

E. ANTICIPATED TIMETABLE FOR THE CHAPTER 11 CASE

         The Debtor expects the Chapter 11 Case to proceed on the following estimated timetable:

         The Debtor anticipates that the hearings to consider the adequacy of the Disclosure Statement and confirmation of the Plan will occur on or about March 4, 2003 and April 30, 2003, respectively. The Plan provides that, once it has been confirmed by the Bankruptcy Court, the Consummation Date will be the Business Day on which all conditions to the consummation of the Plan (as set forth in Article X.B of the Plan) have been satisfied or waived (as provided in
Article X.C of the Plan). See "Confirmation of the Plan -- Conditions to Confirmation and Consummation."

         Based on information currently available to it, the Debtor believes that the Consummation Date is likely to occur on or before September 30, 2003. There can be no assurance, however, that this projected timetable can be achieved.

F. SUCCESS FEES

         On the Consummation Date each of Alvarez and Marsal and Jefferies will each be owed a "success fee" pursuant to their respective engagement letters, provided that the Bankruptcy Court approves each such success fee based upon the applicant's showing that it is entitled to such fee pursuant to Section 330 of the Bankruptcy Code. The success fees are to be calculated as follows:

         1. ALVAREZ & MARSAL: 1% of the "Reorganized Value" of the Debtor, which together with Alvarez & Marsal's $75,000 monthly retainer since July, 2002, shall not exceed $2 million for the entire transaction plus out of pocket expenses. "Reorganized Value" is defined as the value of a sale of the Debtor or any of its subsidiaries based upon the sale price or value of the consideration in a sale or merger transaction or, as applicable; (ii) refer to the aggregate of bank debt (including capital leases) and note balances outstanding upon completion of a financial restructuring and value of shareholders' equity, if any.

         2. JEFFERIES & COMPANY: (i) .75% of the portion of the Total Consideration to be received by the holders of the Senior Notes which is less than 80% of the aggregate face amount of the Senior Notes; plus (ii) 1.0% of the portion, if any, of the Total Consideration to be received by the holders of the Senior Notes, which is equal to or greater than 80% of the aggregate face amount of the Senior Notes. "Total Consideration" is defined as the total proceeds and other consideration paid or received or to be paid or received by the Senior Note holders in connection with a Plan, including, without limitation: (i) cash;
(ii) notes, securities and other property (but not including interest accrued after the date of issuance); (iii) payments made in installments; and (iv) contingent payments (whether or not related to future earnings or operations).

                             V. SUMMARY OF THE PLAN

A. INTRODUCTION

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

         Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11,
Section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

         The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

         THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE DEBTOR'S PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND THE PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE CONSUMMATION DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR, ITS ESTATE, THE REORGANIZED DEBTOR, ALL PARTIES RECEIVING OR RETAINING PROPERTY OR AN INTEREST IN PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B. CERTAIN MATTERS REGARDING CLASSIFICATION AND TREATMENT OF CLAIMS AND
INTERESTS

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with Section 1123, the Plan divides

Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims and Priority Tax Claims which, pursuant to
Section 1123(a)(1), need not be and have not been classified). The Debtor also is required, under Section 1122 Bankruptcy Code, to classify Claims against and Interests in the Debtor into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class. The Debtor believes that the Plan has classified all Claims and Interests in compliance with the provisions of Section 1122, but it is possible that a holder of a Claim or Interest may challenge the Debtor's classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In that event, the Debtor intends, to the extent permitted by the Bankruptcy Code, the Plan, and the Bankruptcy Court, to make such reasonable modifications of the classifications under the Plan to permit confirmation and to use the Plan acceptances received in this Solicitation by the Debtor from holders of Impaired Claims and Interests of acceptance of the Plan pursuant to 1126(c) of the Bankruptcy Code (the "Solicitation") for purposes of obtaining the approval of the reconstituted Class or Classes of which each accepting holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim or Interest after approval of the Plan could necessitate a resolicitation of acceptances of the Plan.

         The amount of any Impaired Claim that ultimately is allowed by the Bankruptcy Court may vary from the estimated allowed amount of such Claim and, accordingly, the total Claims ultimately allowed by the Bankruptcy Court with respect to each Impaired Class of Claims may also vary from the estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the value of the property that ultimately will be received by a particular holder of an Allowed Claim under the Plan may be adversely or favorably affected by the aggregate amount of Claims ultimately allowed in the applicable Class. There can be no assurance that the actual aggregate amounts of allowed Claims in Impaired Classes will not materially exceed the aggregate amounts estimated by the Debtor. Thus, no representation can be or is being made with respect to the accuracy of the expected percentage recovery by the holder of an Allowed Claim in any particular Class.

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtor believes that the consideration provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court. The "cramdown" provisions of Section 1129(b) of the Bankruptcy Code, for example, permit confirmation of a Chapter 11 plan in certain circumstances even if the plan has not been accepted by all impaired classes of claims and interests. The Debtor believes that its Plan will be confirmed without the need to request confirmation pursuant to the cramdown provisions of Section 1129(b).

         1. UNCLASSIFIED CLAIMS

                  (a) Administrative Claims

         Except as otherwise provided for in the Plan, and subject to Requirements of Article IV.A.1 thereof of, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between the Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as to which the Debtor and such holder shall have agreed upon in writing.

                  (b) Priority Tax Claims

         On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) Cash payments over time in an aggregate principal amount equal to the amount of such Allowed Priority Tax Claim plus interest on the unpaid portion thereof at the interest rate available on ninety
(90) day United States Treasuries from the Consummation Date through the date of payment thereof, or (c) such other treatment as to which NSC and such holder shall have agreed upon in writing. Cash payments of principal shall be made in annual installments, each such installment amount being equal to ten percent (10%) of such Allowed Priority Tax Claim plus accrued and unpaid interest, with the first payment to be due on or before the first anniversary of the Consummation Date, or as soon thereafter as is practicable, and subsequent payments to be due on the anniversary of the first payment date or as soon thereafter as is practicable; PROVIDED, HOWEVER, that any installments remaining unpaid on the date that is six years after the date of assessment of the tax that is the basis for the Allowed Priority Tax Claim shall be paid on the first Business Day following such date, or as soon thereafter as is practicable together with any accrued and unpaid interest to the date of payment; and PROVIDED FURTHER, that that Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; and PROVIDED FURTHER, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Consummation Date interest accrued on or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

         2. UNIMPAIRED CLASSES OF CLAIMS

                  (a) Class 1: Lender Secured Claims

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Class 1 Lender Secured Claim becomes an Allowed Class 1 Lender Secured Claim, or (iii) the date such Class 1 Lender

Secured Claim becomes payable pursuant to any agreement between NSC or the Operating Subsidiaries and the holder of such Class 1 Lender Secured Claim, each holder of an Allowed Class 1 Lender Secured Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Lender Secured Claim (a) cash from the Operating Subsidiaries equal to the unpaid portion of such Allowed 1 Lender Secured Claim, including accrued but unpaid interest at the contract rate through the date of payment, or
(b) such other treatment as to which NSC and such holder shall have agreed upon in writing.

                  (b) Class 3: Intercompany Claims

         On the Effective Date, each holder of an Allowed Class 3 Intercompany Claim shall have its Claim Reinstated.

                  (c) Class 5: Equity Securities Interest

         Pursuant to the Primary Plan, each holder of an Allowed Equity Securities Interest shall retain such Equity Securities Interest.

         3. IMPAIRED CLASSES OF CLAIMS AND INTERESTS

                  (a) Class 2: Senior Notes Claims

         (i) On, or as soon as reasonably practicable after, the Distribution Date, the Debtor or the Reorganized Debtor, as the case may be, shall distribute to the Indenture Trustee, for the ratable benefit of the holders of Allowed Class 2 Senior Note Claims, and in full satisfaction, settlement, release, and discharge of and in exchange for all such Allowed Class 2 Senior Note Claims, either (A) Primary Plan Consideration or (B) if the Direction Letter has been issued, the Alternative Plan Consideration. The Indenture Trustee shall, in accordance with the terms of the Senior Note Indenture, promptly distribute to each holder of an Allowed Class 2 Senior Note Claim, as of the Distribution Record Date, such holder's Pro Rata share of the Total Cash Consideration and the New Senior Notes or the Alternative Plan Consideration, as the case may be.

         (ii) Any holder of an Allowed Class 2 Senior Note Claim that casts a vote in favor of the Plan shall be deemed to have consented to the Committee exercising its right to issue or withdraw any Direction Letter.

                  (b) Class 4: Insider Claims

         Each holder of Class 4 Insider Claim shall not receive a distribution on account of such Insider Claim and all such Insider Claims, if any, shall be deemed to be disallowed. Each holder of a Class 4 Insider Claim is deemed to reject the Plan.

                  (c) Class 5: Equity Securities Interests

         Pursuant to the Alternative Plan, each holder of an Allowed Equity Securities Interest shall not receive a distribution on or account of such Equity Securities Interest and all such Equity Securities Interests shall be cancelled. Each holder of a Class 5 Equity Securities Claim is deemed to reject the Alternative Plan.

C. SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

         Except as otherwise provided in the Plan, nothing will affect the Debtor's or Reorganized Debtor's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to Setoffs or recoupments against Unimpaired Claims.

D. SUMMARY OF OTHER PROVISIONS OF THE PLAN

         1. CONTINUED CORPORATE EXISTENCE

         NSC shall continue to exist after the Consummation Date as a separate corporate entity, in accordance with the laws of the State of Delaware, and pursuant to its certificate of incorporation and bylaws in effect prior to the Consummation Date, except to the extent such certificate of incorporation and by laws are amended by this Plan.

         2. CANCELLATION OF SENIOR NOTES AND SENIOR NOTES INDENTURE

         On the Consummation Date, except as otherwise provided for herein, (i) the Senior Notes and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, shall be canceled, and (ii) the obligations of the Debtor under any agreements, indentures or certificates of designations governing the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtor, shall be discharged; PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent, or a servicer shall continue in effect solely for the purposes of (i) allowing such indenture trustee, agent, or servicer to make the distributions be made on account of such Claims under the Plan as provided in
Article III of the Plan and (ii) permitting such indenture trustee, agent, or servicer to maintain any rights or liens it may have for fees, costs and expenses under such indenture or other agreement; PROVIDED, FURTHER, that the provisions of clause (ii) of this paragraph shall not affect the discharge of the Debtor's liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtor. The Reorganized Debtor shall not have any obligations to any indenture trustee, agent or servicer (or to any Disbursing Agent replacing such indenture trustee, agent or servicer) for any fees, costs or expenses; PROVIDED, HOWEVER, that nothing herein shall preclude such indenture trustee, agent or servicer (or any Disbursing Agent replacing such indenture trustee, agent or servicer) from being paid or reimbursed for pre-petition and post-petition fees, costs and expenses from the distributions until payment in full of such fees, costs or expenses that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein.

         Any actions taken by an indenture trustee, an agent, or a servicer that are not for the purposes authorized in Article IV.B.1 of the Plan shall not be binding upon the Debtor. Notwithstanding the foregoing, the Debtor may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five (5) days written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the Debtor shall designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer, and the provisions of Article IV.B.1 of the Plan shall be deemed to apply to the new distribution agent.

         3. REVESTING OF ASSETS

         The property of the Estate, together with any property of the Debtor that is not property of the Estate and that is not specifically disposed of pursuant to the Plan, including, but not limited to, the Intercompany Liens, shall revest in the Reorganized Debtor on the Consummation Date and hereafter, the Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court.

         The Reorganized Debtor, the Operating Subsidiaries, the New Indenture Trustee and the New Lender agree to enter into the Intercreditor Agreement which shall provide INTER ALIA, that any claims of the Reorganized Debtor and the New Indenture Trustee on account of the intercompany notes secured by the Intercompany Liens shall be subordinate to the secured claims of the New Lender and the unsecured claims of the Operating Subsidiaries' trade creditors. Further, the Reorganized Debtor shall grant to the New Indenture Trustee, for the benefit of the New Senior Note holders, the Subordinated Lien.

         As of the Consummation Date, all property of the Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, the Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Consummation Date for professional fees and expenses.

         4. PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS

         Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any Person or entity. The Reorganized Debtor or its successor(s) may pursue such retained claims, rights or causes of action, suits, or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s)who hold such rights.

         5. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of NSC shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the

Plan. The secretary or assistant secretary of NSC shall be authorized to certify or attest to any of the foregoing actions.

         6. EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making of delivery of an instrument of transfer from the Debtor to the Reorganized Debtor or any other Person or entity pursuant to the Plan may not be taxed under any law imposing a stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         7. DISTRIBUTIONS UNDER THE PLAN

                  (a) General

         On, or as soon as is practicable after the Distribution Date, to the extent that the Plan provides for distributions on account of Allowed Claims or Interests in a Class, each holder of an Allowed Claim or Allowed Interest will receive the full amount of the distributions that the Plan provides for Allowed Claims or Interests in that Class. Following the Distribution Date distributions will also be made, pursuant to Articles III, VII, and VIII of the Plan, respectively, to (i) holders of claims and Interests to whom a distribution has become deliverable during the period since the immediately preceding distribution date and (ii) to holders of Disputed Claims and Interests whose Claims or Interests were Allowed during the period since the immediately preceding distribution date. Such interim distributions will also be in the full amount that the Plan provides for Allowed Claims and Interests in the applicable Class. Notwithstanding the foregoing, the Disbursing Agent will not be required to make distributions more frequently than once every 180 days.

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for the Reorganized Debtor to make payments pursuant to the Plan will be obtained from (i) Existing Equity, (ii) the Reorganized Debtor's existing Cash balances and (iii) New Loan Facility. The Reorganized Debtor or such third party Disbursing Agent(s) as it may employ in its sole discretion will initially make all distributions required under the Plan (subject to the provisions of Articles III, VII, and VIII thereof) except distributions to the holders of Allowed Class 2 Senior Note Claims, which distributions will be deposited with the Indenture Trustee for the Senior Notes, who shall deliver such distributions to the holders of such Claims in accordance with the provisions of this Plan and the terms of the Senior Note Indenture. Any Disbursing Agent (including, if applicable, the Reorganized Debtor in its capacity as such) may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent will serve without bond, and each third party Disbursing Agent will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtor on terms acceptable to the Reorganized Debtor.

                  (b) Distributions For Claims Allowed As Of The Consummation
         Date

         Except as otherwise provided in the Plan, or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Consummation Date will be made on the Distribution Date, or as soon thereafter as practicable. The New Securities to be issued under the Plan will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed.

                  (c) Interest on Claims

         Except for interest, fees and expenses owed and owing to the Lender pursuant to the Credit Documents, unless otherwise specifically provided by this Plan or the Confirmation Order, or by applicable bankruptcy law, post-petition interest shall not accrue and not be paid on Allowed Claims when due under the contract, agreement, or other instrument governing the terms and conditions of the obligation comprising such Allowed Claim. Post-petition interest shall accrue and be paid upon any Disputed Claim in respect of the period from the Consummation Date to the date a final distribution is made thereon, if and after such Disputed Claim becomes an Allowed Claim.

                  (d) Surrender Of Securities Or Instruments

         On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of Senior Notes (a "Certificate") shall surrender such Certificate to the Indenture Trustee and such Certificate shall be cancelled. No distribution of property hereunder shall be made by the Indenture Trustee to any such holder unless and until such Certificate is received by the Indenture Trustee, or the unavailability of such Certificate is reasonably established to the satisfaction of the Indenture Trustee. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee prior to the second (2nd) anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtor notwithstanding any federal or state escheat laws to the contrary.

                  (e) Record Date For Distributions To Holders Of Senior Notes

         At the close of business on the Distribution Record Date, the transfer ledgers for the Senior Notes shall be closed, and there shall be no further changes in the record holders of the Senior Notes. The Reorganized Debtor and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of such Senior Notes occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

                  (f) Delivery Of Distributions

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or Indenture Trustee, as the case may be, (a) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim, (c) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer, shall be returned to the Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions must be made on or before the second
(2nd) anniversary of the Consummation Date, after which date all unclaimed property shall revert to the Reorganized Debtor free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary.

                  (g) Fractional Dollars; De Minimis Distributions

         Any other provision of the Plan notwithstanding, payments of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, shall not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

                  (h) Withholding And Reporting Requirements

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

                  (i) Calculation of Distribution Amounts of New Common Stock

         Under the Alternative Plan, no fractional shares of New Common Stock shall be issued or distributed under the Plan by Reorganized Debtor, or the Disbursing Agent. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the actual distribution of shares of such New Common Stock shall be rounded to the next higher or lower whole number as follows: (a) fractions 1/2 or greater shall be rounded to the next higher whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Common Stock to be distributed to the holder of a Class 2 Senior Note Claim shall be adjusted as necessary to account for the rounding provided for in
Article VIII.K of the Plan. No consideration shall be provided in lieu of fractional shares that are rounded down.

                  (j) Setoffs

         The Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the holder of such Claim; PROVIDED, HOWEVER, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any such claim that the Debtor or Reorganized Debtor may have against such holder.

         8. RESOLUTION AND TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

                  (a) Objection Deadline; Prosecution Of Objections

         As soon as practicable, but in no event later than sixty (60) days after the Consummation Date (unless extended by an order of the Bankruptcy Court), the Reorganized Debtor shall file objections to Claims with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor's right to object to Claims, if any, filed or amended more than sixty (60) days after the Consummation Date.

                  (b) No Distributions Pending Allowance

         Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

                  (c) Distribution Reserve

                  (i) The Disbursing Agent shall withhold the Distribution Reserve from the Cash or other property (other than the New Senior Notes and Total Cash Consideration, or, if the Direction Letter is issued, the Alternative Plan Consideration, to be distributed to the Indenture Trustee for the ratable benefit of the holders of Allowed Class 2 Senior Notes Claims) to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by the Debtor, the Bankruptcy Court shall determine what amount is sufficient to withhold as the Distribution Reserve. The Debtor may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent shall withhold the Distribution Reserve based upon the estimated amount of such Claim as set forth in a Final Order. If the Debtor elects not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent shall withhold the Distribution Reserve based upon the Face Amount of such Claim.

                  (ii) If practicable, the Disbursing Agent shall invest any Cash that is withheld as the Distribution Reserve in a manner that shall yield a reasonable net return, taking into account the safety of the investment.

                  (d) Distributions After Allowance

         The Reorganized Debtor or the Disbursing Agent, as the case may be, shall make payments and distributions from the Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the next succeeding interim distribution date after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent shall distribute to the holder of such Claim any Cash or other property in the Distribution Reserve that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Cash or other property remaining in the Distribution Reserve shall become property of the Reorganized Debtor. All distributions made under Article VIII.D of the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions under Article VIII.D of the Plan more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

         9. MODIFICATIONS AND AMENDMENTS

         The Debtor, upon the consent of the Committee, may alter, amend, or modify the Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1l0l(2) of the Bankruptcy Code, the Debtor may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such Proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

         10. RETENTION OF JURISDICTION

         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court will, to the fullest extent permitted by law, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan, as more fully set forth in Article XI of the Plan.

         11. COMPROMISES AND SETTLEMENTS

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtor may compromise and settle various Claims against it and/or claims that it may have against other Persons. The Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtor or the Estate pursuant to Articles IV.E and IV.F of the Plan.

         12. BAR DATES FOR CERTAIN CLAIMS

                  (a) Administrative Claims; Substantial Contribution Claims

         The Confirmation Order will establish an Administrative Claims Bar Date for filing of all Administrative Claims, including Substantial Contribution Claims (but not including claims for Professional Fees or the expenses of the members of the Committee (if one has been appointed)), which date will be 45 days after the Consummation Date. Holders of asserted Administrative Claims, other than claims for Professional Fees or the expenses of the members of the Committee not paid prior to the Consummation Date, must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. A notice prepared by the Reorganized Debtor will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtor or Reorganized Debtor, as the case may be, shal1 have 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

                  (b) Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor or the Committee (if one has been appointed) prior to the Consummation Date (other than Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtor and its counsel no later than 45 days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional or other entity no later than 45 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         13. MISCELLANEOUS PROVISIONS

                  (a) Severability Of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  (b) Exculpation And Limitation Of Liability

         Neither the Reorganized Debtor, the Lender, nor the Committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, negotiation of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Without limiting any of the foregoing, the Committee and its members and advisors shall not incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, any issuance or withdrawal of the Direction Letter.

         Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtor, or any statutory committee, or any of their respective present or former members, officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct.

         The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtor to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Article IV.F of the Plan.

                  (c) Revocation, Withdrawal, Or Non-Consummation

         The Debtor reserves the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (b) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving a Debtor, or (iii) constitute an admission of any sort by the Debtor or any other Person.

                  (d) Plan Supplement

         Any and all exhibits, lists, or schedules not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court not later than the tenth (10th) day prior to the Consummation Date. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Article XIII.N of the Plan.

                  (e) Indemnification Obligations

         Except as otherwise specifically limited in this Plan, any obligations or rights of the Debtor to indemnify its present and former directors, officers, or employees pursuant to the Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of the Debtor, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

         If the Direction Letter is issued, none of the indemnification provisions currently in place for directors, officers and each of the Debtor's advisors (whether in the Debtor's bylaws, contracts or otherwise) shall survive confirmation of the Plan except to the extent that (i) any related claims are covered by insurance policies in respect of the Debtor and (ii) the indemnification is part of the retention of an advisor approved by the Bankruptcy Court. The Debtor may obtain sufficient tail coverage under its existing directors and officers insurance policy for current officers and directors provided that the terms are reasonably acceptable to the Debtor and the Committee.

                  (f) Prepayment

         Except as otherwise provided in this Plan or the Confirmation Order, the Debtor shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; PROVIDED, HOWEVER, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parties among the classes of Claims.

                  (g) Term Of Injunctions Or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date.

                  (h) Registration Rights Agreement

         Without limiting the effect of Section 1145 of the Bankruptcy Code, on the Effective Date, under the Alternative Plan, the Reorganized Debtor will be deemed to have entered into a Registration Rights Agreement with each holder of a Claim entitled to a distribution of New Common Stock (i) who by virtue of holding New Common Stock to be distributed under the Plan and/or its relationship with Reorganized Debtor could reasonably be deemed to be an "affiliate" (as such term is used within the meaning of applicable securities laws) of Reorganized Debtor, and (b) who requests in writing that New Common Stock execute such agreement. The Registration Rights Agreement shall contain certain shelf, demand and piggyback registration rights for the benefit of the signatories thereto.

                  (i) Hart-Scott-Rodino Compliance

         Any shares of New Common Stock distributed under the Alternative Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated. Any filing fees associated with any such filing shall be paid by the Reorganized Debtor.

                  (j) Allocation of Plan Distributions Between Principal and Interest

         To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, the value of such distribution shall be allocated to the principal amount of the Claim first and then, to the extent consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

                          VI. CONFIRMATION OF THE PLAN

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11, including, among other things, that (a) the Plan has properly classified Claims and Interests, (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Debtor has complied with applicable provisions of the Bankruptcy Code, (d) the Debtor has proposed the Plan in good faith and not by any means forbidden by law, (e) disclosure of "adequate information" as required by
Section 1125 of the Bankruptcy Code has been made, (f) the Plan has been accepted by the requisite votes of all Classes of Creditors and Interest holders, (g) the Plan is in the "best interests" of all holders of Claims or Interests in an Impaired Class, (h) all fees and expenses payable under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Consummation Date.

A. VOTING REQUIREMENTS

         Under the Bankruptcy Code, only Classes of Claims and Interests that are "impaired" (as that term is defined in Section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the holders of Claims or Interests are entitled are modified, other than by curing defaults and reinstating the debt. Pursuant to Sections 1126(f) and (g) of the Bankruptcy Code, Classes of Claims and Interests that are not impaired are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan, and Classes of Claims and Interests whose holders will receive or retain no property under the Plan are deemed to have rejected the Plan and are not entitled to vote on the Plan. The classification of Claims and Interests is summarized, together with notations as to whether each Class of Claims or Interests is Impaired or Unimpaired, under the caption "Treatment of Claims and Interests." Additional information regarding voting is contained in the instructions accompanying the Ballots.

         This Disclosure Statement and the appropriate Ballot are being distributed to all holders of Claims and Interests who are entitled to vote on the Plan. There is a separate Ballot designated for each Class of Claims or Interests in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance and the term "Ballot" is used without intended reference to the Ballot of any specific Class of Claims.

         Each Impaired Class of Claims or Interests that will receive or retain property or any interest in property under the Plan is entitled to vote to accept or reject the Plan. Each Unimpaired Class of Claims is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. An Impaired Class of Claims will have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests will have accepted the Plan if
(i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

B. BEST INTERESTS TEST

         Under Section 1129(a)(7) of the Bankruptcy Code (the so-called "Best Interests Test"), to confirm the Plan the Bankruptcy Court must determine that, with respect to each Impaired Class of Claims or Interests, each holder of an Impaired Claim or Interest in such Class either (i) has accepted the Plan or
(ii) will receive or retain property of a value, as of the effective date of the Plan, not less than the amount that such holder would receive or retain on account of such Claim or Interest if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code. Accordingly, the Debtor and its advisors have considered the effect that conversion of the Chapter 11 Case to Chapter 7 would have on distributions to various Classes of Claims and Interests. The comparison of recoveries for Impaired Classes indicates that recoveries under the Plan are better than, those expected in a liquidation under Chapter 7, therefore satisfying the Best Interests Test.

C. CHAPTER 7 LIQUIDATION ANALYSIS

         As noted above, the Debtor believes that under the Plan all holders of Impaired Claims and Impaired Interests will receive property with a value not less than the value such holder would receive in a liquidation of the Debtor under Chapter 7 of the Bankruptcy Code. To estimate the likely returns to holders of Claims and Interests in a Chapter 7 liquidation, the Debtor determined the amount of liquidation proceeds that would be available for distribution to, and the allocation of such proceeds among, the Classes of Claims and Interests based on their relative priority.

         The relative priority of distribution of liquidation proceeds with respect to any Claim or Interest depends on (i) its status as secured, priority unsecured or nonpriority unsecured and (ii) its relative subordination (including both contractual subordination and statutory subordination. In general, liquidation proceeds would be allocated in the following priority: (i) first, to the Claims of secured creditors to the extent of the value of their collateral; (ii) second, to the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtor's Chapter 7 case, including tax liabilities incurred in the Chapter 7 case; (iii) third, to the unpaid Administrative Claims of the Debtor's Chapter 11 Case; (iv) fourth, to Priority Tax Claims and other Claims entitled to priority in payment under Section 507 of the Bankruptcy Code; (v) fifth, to unsecured Claims; and (vi) sixth, to Equity Securities Interests.

         The Debtor's management believes that in a Chapter 7 liquidation, based on the priorities outlined above, distribution of the liquidation proceeds will result in lower recoveries to holders of Impaired Claims and Interests. A copy of the Liquidation Analysis (as defined herein) is set forth in Appendix G to the Disclosure Statement. In reaching this conclusion, the Debtor made a number of assumptions and estimates regarding anticipated differences in expenses, fees, asset recoveries, claims litigation and settlements, recoveries on deposits and total claims filed that could occur if the Debtor's Chapter 11 Case was converted to a Chapter 7 liquidation. These estimates and assumptions are inherently subject to significant uncertainties and contingencies many of which would be beyond the control of the Debtor. Accordingly, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Debtor's conclusions or concur with such assumptions in making its determinations under Section 1129(a)(7) of the Bankruptcy Code.

         In summary, the Debtor believes that a Chapter 7 liquidation of the Debtor would result in a substantial diminution in the value to be realized by the holders of certain Claims and Interests and delay in making distributions to all Classes of Claims and Interests entitled to a distribution. Consequently, the Debtors believe that the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

D. FEASIBILITY

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. This is the so-called "feasibility test." In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies the feasibility test, the Debtor's management has, through the development of 5-year financial Projections, analyzed the ability of the Reorganized Debtor to maintain sufficient liquidity and capital resources to
(i) conduct its business and (ii) meet its obligations under the Plan. The Projections were also prepared to assist each holder of a Claim in Class 2 in determining whether to accept or reject the Plan.

         The Projections show that the Reorganized Debtor should have sufficient cash flow to (i) make the payments required under the Plan on the Consummation Date, (ii) repay and service debt obligations, and (iii) maintain operations on a going-forward basis. Accordingly, the Debtor believes that the Plan complies with Section 1129(a)(11) of the Bankruptcy Code. The Projections should be read in conjunction with the assumptions, qualifications, and footnotes to the tables containing the Projections. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Projections are based on assumptions existing as of December, 2002 related, in part, to the economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such economic, competitive, and general business conditions have not materially changed, any future changes in these conditions may materially impact the ability of the Debtor to achieve the Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTOR'S INDEPENDENT AUDITORS HAVE NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAVE NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

         THE DEBTOR DOES NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTOR DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS AND INTERESTS PRIOR TO THE CONSUMMATION DATE OR TO HOLDERS OF NEW SENIOR NOTES OR THE ALTERNATIVE PLAN NOTES, AS THE CASE MAY BE, OR COMMON STOCK OR NEW COMMON STOCK, AS THE CASE MAY BE OR ANY OTHER PARTY AFTER THE CONSUMMATION DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED HEREIN HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTOR'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTOR'S CONTROL. THE DEBTOR CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTOR'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

         FINALLY, THE PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF THE REORGANIZED DEBTOR, THE FAIR VALUE OF ITS ASSETS, AND ITS ACTUAL LIABILITIES AS OF THE CONSUMMATION DATE. ACTUAL ENTERPRISE VALUE, ASSET VALUES, AND LIABILITIES ON THE CONSUMMATION DATE COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE PROJECTIONS.

E. VALUATION OF THE REORGANIZED DEBTOR

         The Debtor has been advised by Alvarez & Marsal with respect to the value of the Reorganized Debtor. At the request of the Debtor, Alvarez & Marsal performed a valuation analysis for the purposes of determining the value available to distribute to holders of Claims pursuant to the Plan and to analyze the relative recoveries to holders of Claims thereunder. The analysis was based on the Debtor's financial projections, as well as current market conditions and statistics. The values are based upon information available to, and analyses undertaken by, Alvarez & Marsal during the period October 2002 through January 2003.

         The reorganized value of the Reorganized Debtor was assumed for the purposes of the Primary Plan by the Debtor, based on advice from Alvarez & Marsal, to be between approximately $190.0 million to $219.5 million, including excess cash. The estimated value of the Reorganized Debtor's total debt and other cash obligations is approximately $188.9 million. For purposes of this valuation, the estimated total debt and other cash obligations includes: the New Senior Notes ($90.0 million), the bank debt ($61.5 million), the estimated value of the underfunded pension obligation ($14.0 million), capital leases ($12.3 million), the accrued cash flow payable to holders of the Senior Notes ($7.5 million), and the estimated net deferred tax obligations ($6.6 million), net of excess cash ($3.0 million). Based upon the reorganization value of the

Reorganized Debtor's business and the estimated value of the Reorganized Debtor's total debt and other cash obligations, the Debtor has employed an assumed range of equity values for Reorganized Debtor of approximately $1.1 million to $30.6 million.

         In performing its analysis, Alvarez & Marsal used discounted cash flow, comparable companies trading multiples and comparable transaction multiples methodologies to arrive at the going concern value of the Debtor's business. These valuation techniques reflect both the market's current view of the Debtor's business operations, as well as a longer-term focus on the intrinsic value of the cash flow projections in the Debtor's projected financial statements. The valuation multiples and discount rates used by Alvarez & Marsal to arrive at the going concern value of the Debtor's business were based on the public market valuation of selected public companies deemed generally comparable to the operating business of the Debtor and general capital market conditions. In selecting such comparable companies, Alvarez & Marsal considered factors such as the focus of the comparable companies' businesses as well as such companies' current and projected operating performances relative to the Debtor's ability to perform as projected.

         The foregoing valuations are based on a number of measured assumptions, including a successful reorganization of the Debtor's finances in a timely manner, the achievement of the forecasts reflected in the financial projections, execution of, and availability under, the New Loan Facility, the outcome of certain expectations regarding market conditions, and the Primary Plan becoming effective in accordance with its terms. The estimates of value represent hypothetical reorganization values of the Reorganized Debtor as the continuing operator of its business and assets, and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Primary Plan, which may be significantly different than the amounts set forth herein. The value of an operating business such as the Debtor's business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business.

         In preparing a range of the estimated reorganization value of the Reorganized Debtor and the going concern value of the Debtor's business, Alvarez & Marsal: (i) reviewed certain historical financial information of the Debtor for recent years and interim periods; (ii) revised certain internal financial and operating data of the Debtor, including financial and operational projections developed by management relating to its business and prospects; (iv) reviewed publicly available financial data and considered the market values of public companies deemed generally comparable to the operating business of the Debtor; (v) considered certain economic and industry information relevant to the operating business; and (vi) conducted such other analyses as Alvarez & Marsal deemed appropriate to help assess the volatility associated with the Debtor's financial results and projections. Although Alvarez & Marsal conducted a review and analysis of the Debtor's business, operating assets and liabilities and business plan, Alvarez & Marsal assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Debtor and publicly available information.

F. CONDITIONS TO CONFIRMATION AND CONSUMMATION

         1. CONDITIONS TO CONFIRMATION

         The Bankruptcy Court shall not enter the Confirmation Order unless and until (i) the Confirmation Order shall be reasonably acceptable in form and substance to the Debtor, the Lender and the Committee and (ii) the Confirmation Order includes a finding of fact that the Debtor, the Reorganized Debtor, the Committee, and their respective present and former members, officers, directors, employees, advisors, attorneys, and agents acted in good faith within the meaning of and with respect to all of the actions described in Section 1125(e) of the Bankruptcy Code and are therefore not liable for the violation of any applicable law, rule, or regulation governing such actions.

         2. CONDITIONS TO CONSUMMATION

         The following are conditions precedent to confirmation of the Plan that must be (i) satisfied or (ii) waived in accordance with Article X.C of the Plan:

         (a) The Confirmation Order, in form and substance reasonably acceptable to the Debtor, the Lender and the Committee, confirming the Plan, as the same may have been modified, must have become a Final Order and must, among other things, provide that:

                  (i) the Debtor and Reorganized Debtor are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Restructuring or, if the Direction Letter is issued, the Alternative Plan;

                  (ii) the provisions of the Confirmation Order are nonseverable and mutually dependent;

                  (iii) the transfers of property by the Debtor (a) to the Reorganized Debtor (i) are or will be legal, valid, and effective transfers of property, (ii) vest or will vest the Reorganized Debtor with good title to such property free and clear of all Liens, charges, Claims, encumbrances, or Interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and will not subject the Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (b) to holders of Claims under the Plan are for good consideration and value and are in the ordinary course of the Debtor's business;

                  (iv) except as expressly provided in the Plan, the Debtor is discharged effective upon the Confirmation Date from any "debt" (as that team is defined in Section 101(12) of the Bankruptcy Code), and the Debtor's liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                  (v) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganization; and

                  (vi) the New Senior Notes or, if the Direction Letter is issued, the Alternative Plan Consideration, issued under the Plan, or the Alternative Plan as the case may be, in exchange for Claims against NSC are exempt from registration under the Securities Act pursuant to
         Section 1145 of the Bankruptcy Code, except to the extent that holders of New Senior Notes, or the Alternative Plan Consideration as the case may be, are "underwriters," as that term is defined in Section 1145 of the Bankruptcy Code.

         (b) The Credit Parties shall have entered into the New Loan Facility, PROVIDED that this shall not be a condition under the Alternative Plan.

         (c) Under the Primary Plan, the amount drawn under the New Loan Facility shall be less than or equal to $61.5 million plus letters of credit, PROVIDED that this shall not be a condition under the Alternative Plan.

         (d) Under the Alternative Plan, the drawn amount under the new loan facility for the Operating Subsidiaries shall not exceed $35 million (net of excess cash), PROVIDED that this shall not be a condition under the Primary Plan.

         (e) The Debtor shall not have entered into, and shall not have permitted any of its Operating Subsidiaries to enter into, any agreement containing change in control or employee severance provisions with any employees or otherwise except as disclosed to the Committee prior to the January 17, 2003 or as otherwise consented to by the Committee, which consent shall not be unreasonably withheld.

         (f) The Debtor shall not have taken any action to increase the amount of the prepayment penalty on account of a change of control in the Extension Agreement that would come due after the 180th day after the effective date of the Extension Agreement to exceed $2.4 million without obtaining the prior consent of the Committee.

         (g) The Consummation Date shall have occurred on or before September 30, 2003.

         (h) The following agreements, in form reasonably satisfactory to the Debtor or Reorganized Debtor and the Committee, as the case may be, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied:

                  (i) Amended Certificate of Incorporation and Bylaws of NSC;

                  (ii) Intercreditor Agreement;

                  (iii) New Senior Note Indenture; and

                  (iv) the Registration Rights Agreement, if the Alternative Plan is consummated.

         (i) The Cash Consideration shall be $51 million, of which $15 million shall be contributed by Existing Equity, provided that this shall not be a condition under the Alternative Plan.

         (j) The New Senior Notes, or the Alternative Plan Notes, as the case may be, shall be secured by the Subordinated Lien and the Subordinated Stock Pledge.

         (k) Existing Equity shall have paid the Excess Prepayment Penalty, if payable and barring the occurrence of any of the Excess Prepayment Penalty Exceptions.

         (l) The Operating Subsidiaries shall have deposited into the Deposit Account the Additional Cash Consideration on or before each Deposit Date and the Deposit Account shall have been replenished in full should any portion of the cash contained in the Deposit Account have been used for a Cash Usage Event or any other event, provided that this shall not be a condition under the Alternative Plan.

         (m) The Deposit Account shall remain property of the Operating Subsidiaries, provided that this only shall be a condition under the Alternative Plan.

         All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         3. WAIVER OF CONDITIONS

         Each of the conditions set forth in Article IX of the Plan may be waived in whole or in part by the joint written consent of the Debtor or Reorganized Debtor, the Committee, and with respect to Articles IX.B.1(a)-(e) and IX.B.7 of the Plan, the Lender in their sole and absolute discretion, without any notice to parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtor, Reorganized Debtor, the Committee or, with respect to Articles IXB.1 (a)-(e) and IX.B.7 of the Plan, the Lender regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor or Reorganized Debtor). The failure of the Debtor, Reorganized Debtor, the Committee, or the Lender to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

G. EFFECTS OF CONFIRMATION

         1. BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and Interests in the Debtor, their respective successors and assigns, including, but not limited to, the Reorganized Debtor, and all other parties-in-interest in this Chapter 11 Case.

         2. DISCHARGE OF THE DEBTOR

         All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Debtor, shall be deemed discharged and released under Section 1141(d)(l)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the Consummation Date occurring.

         3. PERMANENT INJUNCTION

         Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities who have held, hold or may hold Claims against, or Interests in, the Debtor will be permanently enjoined, on and after the Consummation Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of judgment, award, decree or order against the Debtor on account of any such Claim or Interest,
(iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest. The foregoing the injunction will extend to successors of the Debtor (including, without limitation, the Reorganized Debtor) and their respective properties and interests in property.

         4. RELEASES

         The distributions provided for in this Plan are in full satisfaction, settlement, release and discharge of all Claims against and Interests in the Debtor and its Estate. Effective as of the Confirmation Date, but subject to the occurrence of the Consummation Date, and except as otherwise provided in this Plan or the Confirmation Order, each Released Party shall be deemed to have released the other Released Parties from all Claims, obligations, rights, causes of action or liabilities which any such Person is, or may be, entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or before the Consummation Date in any way relating to the Debtor, this Chapter 11 Case, or this Plan.

                     VII. CERTAIN FACTORS TO BE CONSIDERED

         Holders of Impaired Claims who are entitled to vote on the Plan should carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference), before deciding whether to vote to accept or to reject the Plan. This information, however, should not be regarded as the only risk involved in connection with the Plan and its implementation.

A. MAINTENANCE OF OPERATIONS

         The Debtor's Chapter 11 Case, to date, has not materially adversely affected the operating revenues of its Operating Subsidiaries and, therefore, the Debtor believes that it will have sufficient funds to meet its postpetition obligations and its obligations under the Plan. The failure of the Debtor's Operating Subsidiaries to obtain replacement financing, however, would pose serious risks to the Debtor's ability to meet its obligations under the Plan, and could preclude consummation of the Plan or any other recapitalization or reorganization.

         If the Debtor fails to achieve any Benchmark and a Direction Letter is issued, the Debtor can make no assurance that (i) current management will be retained; (ii) certain material contracts and relationships will remain in place or (iii) the Operating Subsidiaries' trade creditors will continue to extend the same credit terms that they have historically extended to the Operating Subsidiaries. The Debtor can make no assurances that it will be able to make the payments required pursuant to the Plan if (a) there is a change in the Operating Subsidiaries' senior management; (b) one or more of its material contracts are cancelled or relationships terminated or (c) if the Operating Subsidiaries' trade creditors no longer provides payment terms similar to those available to the Operating Subsidiaries as of the date hereof.

B. CERTAIN BANKRUPTCY CONSIDERATIONS

         1. FAILURE TO CONFIRM THE PLAN

         Even if all of the Classes entitled to vote on the Plan vote to accept the Plan, the Bankruptcy Court, which, as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not likely be followed by liquidation or the need for further financial reorganization of the Debtor (SEE "Confirmation of the Plan -- Feasibility"), and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code (SEE "Confirmation of the Plan -- Best Interests Test"). Although the Debtor believes that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

         2. FAILURE TO CONSUMMATE THE PLAN

         Consummation of the Plan is conditioned upon, among other things, (a) entry of the Confirmation Order, (b) the negotiation and execution of the New Senior Notes Indenture, and (c) the closing of the New Loan Facility. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

C. CERTAIN TAX CONSIDERATIONS

         THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN THE SECTION OF THIS DISCLOSURE STATEMENT, ENTITLED "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN" FOR A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES AND RISKS FOR HOLDERS OF CLAIMS AND INTERESTS RESULTING FROM THE TRANSACTIONS OCCURRING IN CONNECTION WITH THE PLAN.

D. INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

         The Projections cover the Debtor's operations through the period ending November 3, 2007. These Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Operating Subsidiaries of the Reorganized Debtor, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or other similar claims, and other matters, many of which are beyond the control of the Operating Subsidiaries of the Reorganized Debtor and some or all of which may not materialize. In addition, consummation of the Alternative Plan or other unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the Operating Subsidiaries operations. These variations may be material and may adversely affect the ability of the Reorganized Debtor to pay the obligations owing to certain holders of Claims entitled to distributions under the Plan. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

E. DIVIDENDS

         The Debtor does not anticipate that any dividends will be paid with respect to the Common Stock in the near term. The Projections contemplate no payment of dividends through at least the end of the projection period ending November 3, 2007.

           VIII. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         On the Distribution Date or as soon thereafter as practicable, the Reorganized Debtor will issue the New Senior Notes or the Alternative Plan Consideration, as the case may be (referred to in the Plan as the "New Securities"). The New Securities will be issued for distribution to the Indenture Trustee, for the ratable benefit of all holders of Allowed Class 2 Senior Notes Claims, in accordance with Article VI of the Plan.

         The following discussion summarizes the material provisions of the New Senior Notes and the Alternative Plan Notes, including references, where applicable, to the Amended NSC Certificate of Incorporation and By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the New Senior Note Indenture and Amended NSC Certificate of Incorporation and By-laws.

A. DESCRIPTION OF NEW SENIOR NOTES

         The principal terms of the New Senior Notes to be issued under the Primary Plan are set forth below. The following summary is qualified by reference to, and may be modified by, the form of New Senior Notes Indenture that will be included in the Plan Supplement as Exhibit B to the Plan.

        ISSUER:                            Reorganized Debtor

        SECURITY:                          Subordinated Lien and Subordinated
                                           Stock Pledge

        MATURITY:                          2009

        INTEREST RATE:                     10.125% per annum

        PRINCIPAL AMOUNT:                  $90 million

        REDUCTION IN PRINCIPAL AMOUNT:     $87 million in the aggregate
                                           (relative to the existing Senior
                                           Notes)

        OPTIONAL REDEMPTION:               The Issuer may, at its option, redeem
                                           all or a portion of the New Senior
                                           Notes at a redemption price of (a)
                                           102% of the principal amount plus
                                           accrued interest to the applicable
                                           redemption date if such redemption
                                           date is before the first anniversary
                                           of the Consummation Date (b) 101% of
                                           the principal amount plus accrued
                                           interest to the applicable redemption
                                           date if such redemption date is
                                           during the period on or after the
                                           first anniversary of the Consummation
                                           Date and on or before the Second
                                           anniversary of the Consummation Date.

        OTHER CONDITIONS:                  Covenants and events of default shall
                                           be similar to the existing covenants
                                           and events of default in the
                                           Indenture subject to adjustment on
                                           account of the Debtor's projections
                                           with a reasonable cushion; PROVIDED
                                           that no such covenant or event of
                                           default shall conflict or be more
                                           onerous than those covenants or
                                           events of default set forth in the
                                           New Loan Facility and PROVIDED
                                           FURTHER that an event of default
                                           under the New Loan Facility shall be
                                           an event of default under the new
                                           indenture.



B. DESCRIPTION OF ALTERNATIVE PLAN NOTES

         The principal terms of the Alternative Plan Notes are set forth below. Such notes shall be issued if the Direction Letter is issued. The following summary is qualified by reference to, and may be modified by, the form of New Senior Note Indenture that will be included in the Plan Supplement as Exhibit B to the Plan.

        ISSUER:                           Reorganized Debtor

        SECURITY:                         Subordinated Lien and Subordinated
                                          Stock Pledge

        MATURITY:                         2009

        INTEREST RATE:                    12% per annum

        PRINCIPAL AMOUNT:                 $125 million

        REDUCTION IN PRINCIPAL AMOUNT:    $52 million in the aggregate (relative
                                          to the existing Senior Notes)

        OTHER CONDITIONS:                 Covenants and events of default shall
                                          be similar to the existing covenants
                                          and events of default in the Indenture
                                          subject to adjustment on account of
                                          the Debtor's projections with a
                                          reasonable cushion; PROVIDED that no
                                          such covenant or event of default
                                          shall conflict or be more onerous than
                                          those covenants or events of default
                                          set forth in the New Loan Facility and
                                          PROVIDED FURTHER that an event of
                                          default under the New Loan Facility
                                          shall be an event of default under the
                                          new indenture.

C. RESALE OF NEW SECURITIES OF THE REORGANIZED DEBTOR

         1. REGISTRATION OF SECURITIES

         Under Section 1145(a) of the Bankruptcy Code, the issuance of the New Senior Notes to be distributed under the Plan in exchange for the Allowed Class 2 Senior Note Claims against the Debtor and the subsequent resale of such securities by entities that are not "underwriters" (as defined in Section 1145(b) of the Bankruptcy Code) are not subject to the registration requirements of Section 5 of the Securities Act of 1933. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTOR MAKES NO REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN.

         Section 1145(b)(1) of the Bankruptcy Code provides:

(B) (1) EXCEPT AS PROVIDED IN PARAGRAPH (2) OF THIS SUBSECTION AND EXCEPT WITH RESPECT TO ORDINARY TRADING TRANSACTIONS OF AN ENTITY THAT IS NOT AN ISSUER, AN ENTITY IS AN UNDERWRITER UNDER SECTION 2(11) OF THE SECURITIES ACT OF 1933, IF SUCH ENTITY --

         (A) PURCHASES A CLAIM AGAINST, INTEREST IN, OR CLAIM FOR AN ADMINISTRATIVE EXPENSE IN THE CASE CONCERNING, THE DEBTOR, IF SUCH PURCHASE IS WITH A VIEW TO DISTRIBUTION OF ANY SECURITY RECEIVED OR TO BE RECEIVED IN EXCHANGE FOR SUCH A CLAIM OR INTEREST;

         (B) OFFERS TO SELL SECURITIES OFFERED OR SOLD UNDER THE PLAN FOR THE HOLDERS OF SUCH SECURITIES;

         (C) OFFERS TO BUY SECURITIES OFFERED OR SOLD UNDER THE PLAN FROM THE HOLDERS OF SUCH SECURITIES, IF SUCH OFFER TO BUY IS--

                  (I) WITH A VIEW TO DISTRIBUTION OF SUCH SECURITIES; AND

                 (II) UNDER AN AGREEMENT MADE IN CONNECTION WITH THE PLAN, WITH THE CONSUMMATION OF THE PLAN, OR WITH THE OFFER OR SALE OF SECURITIES UNDER THE PLAN; OR

         (D) IS AN ISSUER, AS USED IN SUCH SECTION 2(11), WITH RESPECT TO SUCH SECURITIES.

(2) AN ENTITY IS NOT AN UNDERWRITER UNDER SECTION 2(11) OF THE SECURITIES ACT OF 1933 OR UNDER PARAGRAPH (1) OF THIS SUBSECTION WITH RESPECT TO AN AGREEMENT THAT PROVIDES ONLY FOR --

         (A) (I) THE MATCHING OR COMBINING OF FRACTIONAL INTERESTS IN SECURITIES OFFERED OR SOLD UNDER THE PLAN INTO WHOLE INTERESTS, OR

              (II) THE PURCHASE OR SALE OF SUCH FRACTIONAL INTERESTS FROM OR TO ENTITIES RECEIVING SUCH FRACTIONAL INTERESTS UNDER THE PLAN; OR

         (B) THE PURCHASE OR SALE FOR SUCH ENTITIES OF SUCH FRACTIONAL OR WHOLE INTERESTS AS ARE NECESSARY TO ADJUST FOR ANY REMAINING FRACTIONAL INTERESTS AFTER SUCH MATCHING.

(3) AN ENTITY OTHER THAN AN ENTITY OF THE KIND SPECIFIED IN PARAGRAPH (1) OF THIS SUBSECTION IS NOT AN UNDERWRITER UNDER SECTION 2(11) OF THE SECURITIES ACT OF 1933 WITH RESPECT TO ANY SECURITIES OFFERED OR SOLD TO SUCH ENTITY IN THE MANNER SPECIFIED IN SUBSECTION (A)(1) OF THIS SECTION.

         (C) AN OFFER OR SALE OF SECURITIES OF THE KIND AND IN THE MANNER SPECIFIED UNDER SUBSECTION (A)(1) OF THIS SECTION IS DEEMED TO BE A PUBLIC OFFERING.



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


         (D) THE TRUST INDENTURE ACT OF 1939 DOES NOT APPLY TO A NOTE ISSUED UNDER THE PLAN THAT MATURES NOT LATER THAN ONE YEAR AFTER EFFECTIVE DATE OF THE PLAN.

         The Debtor has no present intention to register under section 12 of the Securities Exchange Act of 1934 the New Senior Notes to be distributed to holders of Allowed Class 2 Senior Note Claims on account of and in exchange for such Claims.

         2. LACK OF ESTABLISHED MARKET FOR NEW SENIOR NOTES AND ALTERNATIVE PLAN NOTES

         There may be certain restrictions on the ability of holders of New Senior Notes or the Alternative Plan Notes, as the case may be, to sell, transfer, or otherwise freely dispose of such New Senior Notes received under the Plan if the holders are "issuers" or "dealers" under sections 2(11) and 2(12), respectively, of the Securities Act of 1933, or "underwriters," as defined in Section 1145(b) of the Bankruptcy Code. Moreover, the New Senior Notes or the Alternative Plan Notes, as the case may be, will be issued under the Plan to holders of Allowed Class 2 Senior Note Claims, some of whom may prefer to liquidate their investment rather than hold such securities on a long-term basis. Accordingly, the market for the New Senior Notes or the Alternative Plan Notes, as the case may be, may be volatile, at least for an initial period after the Distribution Date, and indeed may be depressed for a period of time immediately following the Distribution Date until the market has had time to absorb these sales and to observe the post-Consummation Date performance of the Reorganized Debtor and its subsidiaries.

            IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED IN THE PLAN TO THE DEBTOR AND TO CERTAIN HOLDERS OF CLAIMS. THE FOLLOWING SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS WHOSE CLAIMS ARE ENTITLED TO REINSTATEMENT OR PAYMENT IN FULL IN CASH, OR ARE OTHERWISE UNIMPAIRED UNDER THE PLAN (SUCH AS HOLDERS OF CLASSES 1 AND 3 CLAIMS AND OTHER PRIORITY CLAIMS). THIS SUMMARY IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "TAX CODE"), THE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE RULINGS AND PRACTICE, ALL AS IN EFFECT AS OF THE DATE HEREOF AND ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT THAT COULD ADVERSELY AFFECT THE DEBTOR, ITS CREDITORS AND ITS EQUITY SECURITY HOLDERS. IN ADDITION, THE SUMMARY ASSUMES THAT THE VARIOUS DEBT AND OTHER ARRANGEMENTS TO WHICH THE DEBTOR IS CURRENTLY A PARTY AND ANY DISTRIBUTIONS OF SECURITIES, DEBT OR EQUITY ISSUED BY THE DEBTOR UNDER THE PLAN WILL BE RESPECTED FOR FEDERAL INCOME TAX PURPOSES IN ACCORDANCE WITH THEIR FORM.

         THE SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF ITS PARTICULAR FACTS AND CIRCUMSTANCES OR TO CERTAIN TYPES OF HOLDERS OF CLAIMS OR

INTERESTS SUBJECT TO SPECIAL TREATMENT UNDER THE TAX CODE (FOR EXAMPLE, FOREIGN TAXPAYERS, FINANCIAL INSTITUTIONS, BROKER-DEALERS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND OTHER HOLDERS WHOSE CLAIMS OR INTERESTS ARE NOT HELD AS CAPITAL ASSETS, INCLUDING HOLDERS OF EQUITY SECURITIES RECEIVED IN CONNECTION WITH THE PERFORMANCE OF SERVICES) AND ALSO DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAXATION.

         IN ADDITION, A SUBSTANTIAL AMOUNT OF TIME MAY ELAPSE BETWEEN THE CONFIRMATION DATE AND THE RECEIPT OF A FINAL DISTRIBUTION UNDER THE PLAN. EVENTS SUBSEQUENT TO THE DATE OF THIS DISCLOSURE STATEMENT, SUCH AS THE ENACTMENT OF ADDITIONAL TAX LEGISLATION, COURT DECISIONS OR ADMINISTRATIVE CHANGES, COULD AFFECT THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREUNDER. NO RULING WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS HERETOFORE BEEN OBTAINED BY THE DEBTOR WITH RESPECT THERETO. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

A. FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTOR

         1. CANCELLATION OF INDEBTEDNESS INCOME

         A taxpayer generally must include in gross income the amount of any discharged indebtedness ("COD") realized during the taxable year, subject to certain statutory or judicial exceptions that can apply to limit the amount of such income (such as where the payment of such indebtedness would have given rise to a deduction). The amount of the Debtor's COD will be an amount equal to the excess of (a) the face amount of the outstanding Senior Note Claims (plus accrued and unpaid interest thereon) immediately prior to the discharge of indebtedness, over (b) the sum of the "issue price" of the New Senior Notes (or, if applicable, the Alternative Plan Notes) and the Total Cash Contributions (or, if applicable, the fair market value of 100% of the Debtor's stock). (See Section B.1(d) "Accrual of Interest and Original Issue Discount on the New Senior Notes or Alternative Plan Notes" for a discussion of the issue price of the New Senior Notes and Alternative Plan Notes). Such COD, however, is not included in income where, as in the case of the Debtor, the discharge of indebtedness is accomplished pursuant to a plan approved by the court in a case under chapter 11 of the Bankruptcy Code. Instead, the amount of discharged indebtedness that would otherwise have been required to be included in income will generally be applied to reduce certain tax attributes of the taxpayer existing after the determination of the taxpayer's taxable income for the taxable year in which the discharge occurs in the following order: net operating loss carryovers ("NOLs"), general business credit carryovers, capital loss carryovers, the taxpayer's basis in property and foreign tax credit carryovers. Any COD in excess of the tax attributes available for reduction is excluded.

         Although the Debtor files consolidated federal income tax returns with other corporations, for purposes of determining the tax attributes available to be reduced, the Debtor expects to include only its tax attributes (which include, for this purpose, the tax attributes of Pueblo). As such, the primary tax attribute that would be available for reduction is its tax basis in its property. Under the Tax Code, a reduction in the tax basis of the Debtor's property as a result of the realization of COD cannot exceed the excess of (a) the aggregate tax basis of the Debtor's property immediately after the discharge of indebtedness, over (b) the aggregate amount of the Debtor's liabilities immediately after such discharge. The Debtor believes that, immediately after the reorganization under the Plan, the amount of the Reorganized Debtor's liabilities will exceed the aggregate amount of the tax basis of its property. Therefore, the Debtor believes that no reduction in the tax basis of its property will result from the realization of COD pursuant to the Plan.

         2. AMOUNT AND UTILIZATION OF NET OPERATING LOSS CARRYFORWARDS AND BUILT-IN LOSSES

         Based on its tax returns as filed and its taxable year ended November 2, 2002, the Debtor believes that, for federal income tax purposes, it will not have significant, if any, NOLs prior to the discharge of indebtedness pursuant to the Plan and that, whether because of the absence of any NOLs of the Debtor or their elimination pursuant to the tax attribute reduction rules referred to above upon the realization of COD by the Debtor, the Reorganized Debtor will not have the use of any NOLs of the Debtor.

         Under Section 382 of the Tax Code, if a corporation undergoes an "ownership change," the amount of its pre-change losses that it may utilize to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (I.E., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized within five years after the ownership change. An ownership change, generally, is a more than 50 percentage point increase in the percentage ownership of a loss corporation by shareholders that own five percent (5%) or more of the stock of the corporation. The Debtor will not experience an "ownership change" as a result of the Plan unless the Committee issues the Direction Letter and the holders of the Class 2 Claims acquire ownership of all of the common equity interests in the Debtor. If the Direction Letter is issued and, as provided under the Plan, the holders of the Class 2 Claims acquire all of the common equity interests in the Debtor, then the Debtor will experience an "ownership change." Because the Debtor anticipates that it will not have any NOLs or "net unrealized built-in losses" immediately following implementation of the Plan, the occurrence of an "ownership change" as a result of the Plan should not affect the future federal income tax liability of the Debtor.

         3. DEDUCTIONS OF ORIGINAL ISSUE DISCOUNT BY THE REORGANIZED DEBTOR

         The Debtor intends, and the Plan provides, that the full amount of the consideration transferred to creditors pursuant to the Plan shall be allocated first to the principal amount of such creditors' Claims and only thereafter to accrued interest on such creditors' Claims. There can be no assurance, however, that this allocation will be respected by the Internal Revenue Service.

         It is anticipated that the New Senior Notes and the Alternative Plan Notes, as the case may be, will not be issued with "original issue discount" ("OID"). If either the New Senior Notes or the Alterative Plan Notes are issued with OID, such OID generally would be amortizable by the Reorganized Debtor utilizing the constant interest method and deductible as interest, except to the extent that the New Senior Notes or the Alternative Plan Notes are treated as "applicable high yield discount obligations" ("AHYDO") within the meaning of
Section 163(e)(5) of the Tax Code. Debt instruments are treated as AHYDOs, if, among other requirements, their yield to maturity is at least five percentage points over the applicable federal rate in effect for the calendar month in which such notes are issued (3.27% compounded annually for debt instruments issued during February 2003) and the notes have significant OID (in general, where there is unamortized OID as of the end of the fifth year after issuance that exceeds the amount of one year's interest, both actual and imputed). If the AHYDO rules were to apply, the Reorganized Debtor would not be entitled to deduct a portion of the OID accruing on the New Senior Notes or the Alternative Plan Notes, as the case may be, and would be allowed to deduct the remainder of the original issue discount only when paid. Because the amount of OID, if any, and the yield to maturity will be determined at the time that a New Senior Note or Alternative Plan Note is issued, it is not possible to determine the precise effect of the AHYDO rules on the Debtor, were those rules to apply. However, the Debtor does not believe that the AHYDO rules should materially adversely affect the Reorganized Debtor.

         If the AHYDO rules were to apply to a New Senior Note or Alternative Plan Note, a corporate holder would be treated as receiving dividend income (to the extent of the Reorganized Debtor's current and accumulated earnings and profits) solely for purposes of the dividends received deduction, with respect to that portion of the OID for which the Reorganized Debtor is denied a deduction.

         4. TAX CLASSIFICATION OF THE NEW SENIOR NOTES AND ALTERNATIVE PLAN
NOTES

         The Debtor intends to take the position that the New Senior Notes or the Alternative Plan Notes, as the case may be, are debt for federal income tax purposes. Accordingly, the Debtor intends to (i) measure its discharge of indebtedness income with respect to the Senior Note Claims by reference to the issue price of the New Senior Notes or the Alternative Plan Notes, as the case may be, and (ii) deduct as interest, and report to holders as interest, OID (if any) as it accrues on the New Senior Notes or the Alternative Plan Notes, as the case may be, (except to the extent the AHYDO rules, as discussed above, were to apply). The Debtor expects that the New Senior Notes or the Alternative Plan Notes, as the case may be, will be "traded on an established securities market" within the meaning of Section 1273 of the Tax Code and applicable Treasury Regulations, and accordingly, that their "issue price" will be their fair market value determined as of the Consummation Date.

B. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS

         1. CLASS 2 CLAIMS: SENIOR NOTE CLAIMS

                  (a) General

         The federal income tax consequences of the implementation of the Plan to a holder of a Class 2 Claim receiving the New Senior Notes or the Alternative Plan Notes, as the case may be, under the Plan will depend primarily on a number of factors, including whether the exchanged Senior Note Claim is an obligation that constitutes a "security" for federal income tax purposes (a "Tax Security"), and, if a Senior Note Claim constitutes a Tax Security, on whether the New Senior Notes or the Alternative Plan Notes, as the case may be, constitute Tax Securities and whether any of the Senior Note Claims, or the New Senior Notes or the Alternative Plan Notes, as the case may be, are considered traded on an established securities market ("publicly traded") for purposes of the OID rules. The term "security" is not defined in the Tax Code or the Treasury Regulations. Whether a Senior Note Claim constitutes a Tax Security is based on the facts and circumstances surrounding the origin and nature of the Senior Note Claim, and its respective maturity date. Generally, stock, and bonds or debentures with an original term of at least ten years, have been considered to be Tax Securities. In contrast, instruments with terms of five years or less rarely qualify as Tax Securities. Although it is not entirely free from doubt, the Debtor believes and intends to take the position that the Senior Notes, and the New Senior Notes or the Alternative Plan Notes, as the case may be, are Tax Securities for federal income tax purposes. This discussion assumes that the Senior Notes, the New Senior Notes and the Alternative Plan Notes are Tax Securities.

         The exchange of Senior Note Claims for the New Senior Notes and the Total Cash Consideration, or the Alternative Plan Consideration, as the case may be, should constitute a recapitalization pursuant to a plan of reorganization within the meaning of Section 368(a)(1)(E) of the Tax Code. Unless the Direction Letter is issued, a holder of a Senior Note Claim generally would recognize gain with respect to the exchange equal to the lesser of (X) its realized gain on the exchange (I.E., the sum of the Total Cash Consideration received PLUS the issue price of the New Senior Note received (except to the extent such Total Cash Consideration or securities is attributable to accrued interest), LESS the holder's tax basis in such Claims) and (Y) the Total Cash Consideration received (except to the extent such Total Cash Consideration is attributable to accrued interest). If the Direction Letter is issued, a holder of a Senior Note Claim generally would not recognize gain with respect to the exchange. Where gain is recognized by a holder, the character of such gain as long-term or short-term capital gain or as ordinary income will be determined by a number of factors, including the tax status of the holder, whether the claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the claim was acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction.

         To determine the tax basis in either the New Senior Notes, or the Alternative Plan Notes and the New Common Stock, a holder of a Senior Note Claim should allocate its respective tax basis in such Claim as follows: (x) decrease such basis by the amount of Total Cash Consideration it received (other than the amount of Total Cash Consideration attributable to accrued interest), (y) increase such basis by the amount of gain, if any, to be recognized by it as described above and (z) allocate such basis as adjusted to the New Senior Notes (or Alternative Plan Notes and New Common Stock, as the case may be) received by it based on the relative fair market value of such securities (and, if applicable, stock). Holders of Senior Note Claims should have tax holding periods for the New Senior Notes or the Alternative Plan Consideration, as the case may be, received in exchange for their Claims (except to the extent such securities or stock are attributable to accrued interest) that include their respective tax holding periods for such Claims.

                  (b) Accrued Interest on Senior Note Claims

         A holder of a Senior Note Claim that previously included in income accrued but unpaid interest attributable to its Senior Note Claim should recognize an ordinary loss to the extent that such previously included accrued interest exceeds the amount of consideration received by the holder that is allocable to accrued interest for federal income tax purposes. To the extent a holder of a Senior Note Claim did not previously include in income accrued but unpaid interest attributable to its Senior Note Claim, any portion of the consideration received that is allocable to accrued but unpaid interest should be recognized as ordinary income, regardless of whether the holder realizes an overall gain or loss upon the surrender of its Claim or whether such gain or loss is recognized.

         Notwithstanding the general discussion above, the basis of a holder of a Senior Note Claim in New Senior Notes (or the Alternative Plan Notes and New Common Stock, as the case may be) treated as received in satisfaction of accrued interest on the Senior Note Claims, if any, should be equal to the amount of interest income treated as satisfied by the receipt of such instruments. Additionally, a creditor's tax holding period in such securities or stock should begin on the day following the date on which it has a right to receive such securities or stock.

                  (c) Market Discount

         A holder that purchased its Senior Note Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of his Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange. Any amount of accrued market discount in excess of the holder's recognized gain would be carried over to the New Senior Notes or the Alternative Plan Consideration, as the case may be. Moreover, a holder that purchased its Senior Note Claim from a prior holder at a market discount may be required to continue to accrue a portion of such discount over the term of the New Senior Notes or Alternative Plan Notes, as the case may be.

                  (d) Accrual of Interest and Original Issue Discount on the New Senior Notes or Alternative Plan Notes

         Subject to the AHYDO rules (discussed in Section A.3 above) that treat a portion of interest with respect to the New Senior Notes or the Alternative Plan Notes, as the case may be, as dividends rather than interest, a holder of a New Senior Note or an Alternative Plan Note generally will be required to report, as ordinary income, stated interest on the New Senior Notes or the Alternative Plan Notes in accordance with such holder's method of accounting for federal income tax purposes. Thus, accrual method holders will report stated interest on the New Senior Notes or the Alternative Plan Notes as it accrues, and cash method holders will report stated interest when it is received or unconditionally made available for receipt.

         In addition, the New Senior Notes or the Alternative Plan Notes, as the case may be, should be treated as issued with OID to the extent their "stated redemption price at maturity" exceeds their "issue price" by more than a de minimis amount. An instrument's stated redemption price at maturity includes all payments required to be made over the term of the instrument other than payments of "qualified stated interest" (defined generally as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate that appropriately takes into account the length of periods between payments). Payments of interest on the New Senior Notes or the Alternative Plan Notes should constitute qualified stated interest. Accordingly, the stated redemption price at maturity of the New Senior Notes or the Alternative Plan Notes should equal their stated principal amount.

         The determination of the "issue price" of the New Senior Notes or the Alternative Plan Notes, as the case may be, depends on whether either the Senior Note Claims or the New Senior Notes or the Alternative Plan Notes, as the case may be, are "traded on an established securities market" for purposes of the OID rules. Although the matter is not free from doubt, the Debtor believes that the issue price of the New Senior Notes or the Alternative Plan Notes would be determined by reference to the rules applicable to debt that is traded on an established securities market or is issued in exchange for property traded on an established securities market. Accordingly, the issue price of the New Senior Notes or the Alternative Plan Notes generally would be their fair market value immediately following their issuance.

         A holder of New Senior Notes or the Alternative Plan Notes, as the case may be, would be required to include such OID, if any, in taxable income as it accrues using a constant yield to maturity method, by allocating to each day during the taxable year in which the holder holds the New Senior Note or the Alternative Plan Note, a PRO RATA portion of the OID on such debt instrument which is attributable to the "accrual period" in which such day is included. The amount of the OID which is attributable to each full accrual period will be (x) the product of the "adjusted issue price" at the beginning of such accrual period multiplied by the "yield to maturity' of the debt instrument less (y) the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price is the issue price of a debt instrument increased by the accrued OID for all prior accrual periods and decreased by certain payments (other than payments of qualified stated interest) made by the issuer to the holder. The yield to maturity is the discount rate, which when applied to all payments under a debt instrument (including payments of qualified stated interest) results in a present value equal to the issue price. As a consequence, if the New Senior Notes are issued with OID, a holder of New Senior Notes or the Alternative Plan Notes generally would be required to include amounts of OID in its taxable income in advance of the receipt of cash attributable thereto.

                  (e) Sale, Exchange or Redemption of New Senior Notes, Alternative Plan Notes and New Common Stock

         In general, if the New Senior Notes or the Alternative Plan Notes, as the case may be, are not treated as debt instruments subject to the regulations governing contingent payments, the sale, exchange or redemption of the New Senior Notes or the Alternative Plan Notes would result in capital gain or loss equal to the difference between the amount realized and the holder's tax basis in such New Senior Notes or the Alternative Plan Notes. If the New Senior Notes or Alternative Plan Notes are subject to the regulations governing contingent payments, any gain on the sale, exchange or redemption of the New Senior Notes or the Alternative Plan Notes will be ordinary interest income. Any loss will be ordinary loss to the extent of the interest previously included in income with respect to the New Senior Notes or the Alternative Plan Notes and, thereafter, capital loss.

         The sale or exchange of the New Common Stock (and the New Senior Notes or the Alternative Plan Notes, as the case may be, if, contrary to the Debtor's intended reporting position, such notes are classified as equity) generally should result in capital gain or loss equal to the difference between the amount realized and the holder's tax basis in such New Common Stock (or, if equity, such New Senior Notes or Alternative Plan Notes). Depending upon the circumstances, a redemption by the Reorganized Debtor of New Common Stock (or, if equity, such New Senior Notes or Alternative Plan Notes) may result in capital gain or loss to the holder of such equity interest, or may be treated as a dividend, generally taxable as ordinary income to the holder to the extent of the Reorganized Debtor's earnings and profits at the time of the redemption.

         Notwithstanding the foregoing, some portion of the gain upon the sale, exchange, redemption or other disposition of the New Senior Notes, Alternative Plan Notes and New Common Stock may be characterized as ordinary income to the extent of any accrued but untaxed market discount with respect to such notes or stock, as the case may be. See "Market Discount" above.

                  (f) Information Reporting and Withholding

         All distributions to holders of Claims under the Plan are subject to any applicable withholding. Under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding." The current rate of backup withholding is 30.0% but is subject to change. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails to properly report interest or dividends, or (d), under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

                      X. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

         The Debtor believes that the Plan affords holders of Claims against and Interests in the Debtor the potential for the greatest realization on the

Debtor's assets and, therefore, is in the best interests of such holders. If, however, the Plan is not confirmed and consummated, the theoretical alternatives include: (a) formulation of an alternative plan or plans of reorganization, or
(b) liquidation of the Debtor under Chapter 7 or 11 of the Bankruptcy Code.

A. OTHER POTENTIAL PLAN(S)

         If the Plan, is not confirmed, the Debtor (or, if the Debtor's exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of assets.

         With respect to other potential plans, the Debtor has explored various other choices in connection with the negotiation process involved in the formulation and development of the Plan. The Debtor believes that the Plan, as described herein, is the result of extensive negotiations between the Debtor and various creditor constituencies, enables Creditors and Interest holders to realize the greatest possible value under the circumstances, and, that as compared to any other plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

B. LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

         If no plan is confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtor's assets for distribution to creditors in accordance with the priorities specified by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

         The Debtor believes that in a liquidation under Chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtor's Estate. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtor's assets.

         The Debtor also could be liquidated pursuant to the provisions of a Chapter 11 plan of liquidation. In a liquidation under Chapter 11, the Debtor's assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims or Interests under a Chapter 11 liquidation plan probably would be delayed substantially.

         Although potentially preferable to a Chapter 7 liquidation, the Debtor believes that any alternative liquidation under Chapter 11 is a much less attractive alternative than the Plan to holders of Claims against and Interests in the Debtor, because the greater return the Debtor anticipates is provided by the Plan. THE DEBTOR BELIEVES THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS, AND INTEREST HOLDERS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

         In order to determine the amount of liquidation value available to creditors, Alvarez & Marsal together with Debtors management prepared a liquidation analysis that provides an estimate of the proceeds that may be generated as a result of a hypothetical chapter 7 liquidation for the Company commencing on the Petition Date. While the Debtor and Alvarez & Marsal believe that the assumptions underlying the liquidation analysis are reasonable, it is possible that certain of those assumptions would not be realized in an actual liquidation. The liquidation analysis (the "LIQUIDATION ANALYSIS") is set forth as Appendix G to the Disclosure Statement.

         In the analysis, the Debtor has taken into account the nature, status, and underlying value of its assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests. The liquidation analysis for the Debtor necessarily contains estimates of the net proceeds that would be received from a forced sale of assets and/or business units. Notwithstanding the foregoing, the Debtor believes that any liquidation analysis with respect to the Debtor is inherently speculative. Based on this analysis, it is likely that a liquidation of the Debtor's assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Debtor, the recoveries projected to be available in liquidation are not likely to afford holders of Claims and Interests as great a realization potential as does the Plan.

                            XI. VOTING REQUIREMENTS

         On March __, 2003, the Bankruptcy Court entered an order (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement, setting voting procedures, scheduling the hearing on confirmation of the Plan, and approving the notice of the confirmation hearing and certain related matters (the "Confirmation Hearing Notice"). A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. It sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Confirmation Hearing Notice and the instructions attached to the Ballot, if any, accompanying this Disclosure Statement should be read in connection with this Section of this Disclosure Statement.



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

         If you have any questions about the Voting procedure for voting your Claim or the packet of material you received, please contact the Voting Agent:

                  InnisFree M&A Incorporated
                  501 Madison Avenue
                  20th Floor
                  New York, NY  10022
                  Telephone:  (877) 750-2689

         If you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Fed. R. Bankr. P. 3017(d), please contact the Voting Agent.

A. SPECIAL NOTE FOR HOLDERS OF SECURITIES

         The record date for determining which holders of Senior Notes and Common Stock (together, "Securities") are entitled to vote on the Plan is March __, 2003. The Indenture Trustee for the Senior Notes WILL NOT vote on behalf of the holders of such Senior Notes. Holders must submit their own Ballots.

         1. BENEFICIAL OWNERS OF SECURITIES

                  (i) Any beneficial owner holding Securities as record holder in its own name should vote on the Plan by completing and signing the enclosed Ballot and returning it directly to the Voting Agent on or before the Voting Deadline using the enclosed self-addressed, stamped envelope.

                  (ii) Any beneficial owner holding Securities in "street name" through a brokerage firm, bank, trust company, agent, proxy intermediary, or other nominee (a `Nominee") should vote on the Plan by one of the following two methods:

                  (1) Complete and sign the enclosed beneficial owner Ballot. Return the Ballot to your Nominee as promptly as possible and in sufficient time to allow such Nominee to process the Ballot and return it to the Voting Agent by the Voting Deadline. If no self-addressed, stamped envelope was enclosed for this purpose, contact the Voting Agent for instructions; or

                  (2) Complete and sign the Pre-Validated Ballot (as defined below) provided to you by your Nominee. Return the Pre-Validated Ballot to the Voting Agent by the Voting Deadline using the return envelope provided in the Solicitation Package.

         Any Ballot returned to a Nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such Nominee properly completes and delivers to the Voting Agent a master ballot (the "Master Ballot") that reflects the vote of such beneficial owner.



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

         If any beneficial owner owns Securities through more than one Nominee, such beneficial owner may receive multiple mailings containing the Ballots. Each such beneficial owner should execute a separate Ballot for each block of Securities that it holds through any particular Nominee and return each Ballot to the respective Nominee in the return envelope provided therewith. Beneficial owners who execute multiple Ballots with respect to Securities held through more than one Nominee must indicate on each Ballot the names of ALL such other Nominees and the additional amounts of such Securities so held and voted. If a beneficial owner holds a portion of its Securities through a Nominee and another portion as a record holder, such owner should follow the procedures described in subparagraph (a) above to vote the portion held of record and the procedures described in subparagraph (b) above to vote the portion held through a Nominee or Nominees.

         2. BANKS, BROKERAGES, AND OTHER NOMINEES

         An entity (other than a beneficial owner) that is the registered holder of Securities should vote on behalf of the beneficial owners of such Securities by (i) immediately distributing a copy of the Disclosure Statement and accompanying materials, all appropriate Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds such Securities, (ii) collecting completed Ballots from its beneficial owners, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots so collected, and (iv) transmitting such Master Ballot to the Voting Agent on or before the Voting Deadline. Such entity may also pre-validate a ballot by completing all information to be entered on the Ballot (the "Pre-Validated Ballot") and forwarding the Pre-Validated Ballot to the beneficial owner for voting. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such party.

B. FIDUCIARIES AND OTHER REPRESENTATIVES

         If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtor, must submit proper evidence satisfactory to the Debtor of authority to so act. Authorized signatories should submit separate Ballots for each beneficial owner for whom they are voting.

         UNLESS THE BALLOT OR MASTER BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL NOT BE COUNTED.

C. PARTIES IN INTEREST ENTITLED TO VOTE

         Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the Plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the Plan. If a claim or interest is not impaired by the Plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests do not actually vote on the Plan.

         Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed is not entitled to vote, unless the Bankruptcy Court, pursuant to Fed. R. Bankr. P. 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan. The procedures for seeking such temporary allowance are set forth in the Disclosure Statement Order. The Disclosure Statement Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

         A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

D. CLASS IMPAIRED UNDER THE PLAN

         Class 2 Senior Note Claims is the only Class of Claims Impaired under the Plan and are entitled to vote on the Plan. All other Classes of (i) Claims are not Impaired under the Plan, are deemed, under Section 1126(f) of the Bankruptcy Code, to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan and (ii) impaired but deemed not to receive a distribution under the Plan and are deemed, under Section 1126(g) of the Bankruptcy Code, to have rejected the Plan, and accordingly are not entitled to vote to accept or reject the Plan. Acceptances of the Plan are being solicited only from those who hold Claims or Interests in an Impaired Class whose members will receive a distribution under the Plan.

E. INTERNET ACCESS TO BANKRUPTCY COURT DOCUMENTS

         Bankruptcy Court documents filed in this Chapter 11 Case as well as the Bankruptcy Court's calendar and other administrative matters may be found, downloaded and printed from the Bankruptcy Court's website found at http//www.deb.uscourts.gov.

               PLEASE SEE THE ATTACHED DISCLOSURE STATEMENT ORDER
             FOR OTHER PROVISIONS CONCERNING SOLICITATION AND VOTING

                      XII. CONCLUSION AND RECOMMENDATION.

         The Debtor believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will result in the greatest recoveries to holders of Claims against and Interests in the Debtor. Other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. Consequently, the Debtor urges all holders of Impaired Claims and Interests to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before 5:00 p.m., Eastern Time, on April __, 2003.

Dated: Wilmington, Delaware
       January 31, 2003

                                           NUTRITIONAL SOURCING CORPORATION


                                           By:  /s/ Daniel J. O'Leary
                                              ---------------------------------
                                           Name:    Daniel J. O'Leary
                                           Title:   Chief Financial Officer


Michael B. Solow
Harold D. Israel
Kaye Scholer LLC
Three First National Plaza
70 West Madison Street
Suite 4100
Chicago, Illinois  60602

         -and-

Richard W. Riley
William K. Harrington
Duane Morris LLP
1100 North Mark Street
Suite 1200
Wilmington, DE  19801


Attorneys for Nutritional Sourcing Corporation


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